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                      4.1 Naval Materiel Command, Denmark
                                    Contract

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                                    [GRAPHIC]

                               Contract No. X0132

                                     between

                         NAVAL MATERIEL COMMAND, DENMARK

                                       and

                              offshore systems ltd.
                            107 - 930 West 1st Street
                    North Vancouver, British Columbia V7P 3N4
                                     Canada

                                   concerning

                     The supply, installation and testing of
            Electronic Chart Display and Information System (ECDIS),
                      Automatic Radar Plotting Aids (ARPA),
                            Navigation Computer (NC)
                         and Voyage Data Recorder (VDR)

This Contract, comprising 27 numbered pages containing Clauses 1 through 28, the terms and conditions of which are the only valid ones, and Appendices 1 through 8, is issued in 2 original copies, which are distributed as follows:
Copy No. 1: NAVAL MATERIEL COMMAND, DENMARK
Copy No. 2: OFFSHORE SYSTEMS LTD.

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                                TABLE OF CONTENTS

CLAUSE 1: EFFECTIVE DATE OF CONTRACT...........................................................4

CLAUSE 2: SCOPE OF CONTRACT AND CONTRACT PRICE.................................................4

   2.1      Scope of Contract..................................................................4
   2.2      Contract Price.....................................................................4

CLAUSE 3: OPTIONS..............................................................................5

CLAUSE 4: TERMS OF DELIVERY....................................................................6

   4.1      Time of Delivery...................................................................6
   4.2      Place of Delivery and Shipping Instructions........................................6
   4.3      Packing/Packing List/Proforma Invoice/Consignment Note.............................6

CLAUSE 5: TERMS OF PAYMENT.....................................................................7

   5.2      Invoices...........................................................................8
   5.8      Advance Payment Guarantee..........................................................9

CLAUSE 6: DELAY IN DELIVERY...................................................................10

   6.1      General...........................................................................10
   6.2      Penalty and Interest On Advance Payment...........................................10
   6.3      Adjustments Due to Variation in Rates of Exchange.................................11
   6.4      Price Adjustments.................................................................11
   6.5      Force Majeure.....................................................................11

CLAUSE 7: MODIFICATIONS.......................................................................12

CLAUSE 8: PROGRESS MEETINGS AND STATUS........................................................13

   8.1      Post-Contract Award Meeting.......................................................13
      8.1.1     Purpose.......................................................................13
      8.1.2     Methods.......................................................................13
   8.2      Quarterly Progress Meetings.......................................................14

CLAUSE 9: QUALITY ASSURANCE AND WEAPON SAFETY.................................................14

CLAUSE 10: ACCEPTANCE TESTS...................................................................16

CLAUSE 11: WARRANTY...........................................................................18

CLAUSE 12: SPARE PARTS........................................................................19

CLAUSE 13: RIGHTS OF PATENTS AND LICENSES.....................................................20

CLAUSE 14: SUB-CONTRACTORS....................................................................21

CLAUSE 15: CHANGE OF CONTRACT.................................................................21

CLAUSE 16: TERMINATION OF CONTRACT............................................................21

   16.1     Form NMC Convenience..............................................................21
   16.2     For CONTRACTOR's Default..........................................................22

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
CLAUSE 17A: DISAGREEMENTS AND DISPUTES........................................................23

CLAUSE 17B: NOT VALID.........................................................................24

CLAUSE 18: MOST FAVOURED CUSTOMER CLAUSE .....................................................24

CLAUSE 19: SECURITY...........................................................................24

CLAUSE 20: NATO CODIFICATION..................................................................25

CLAUSE 21: SECRECY............................................................................25

CLAUSE 22: TRANSFER OF CONTRACT...............................................................25

CLAUSE 23: CONTRACT LANGUAGE..................................................................25

CLAUSE 24: PUBLIC ANNOUNCEMENTS...............................................................26

CLAUSE 25: NOTICES............................................................................26

CLAUSE 26: VERIFICATION.......................................................................26

CLAUSE 27: PRECEDENCE.........................................................................27

CLAUSE 28: SIGNATURES.........................................................................27

Appendix   1a:   SPECIFICATION OF SCOPE OF CONTRACT AND CONTRACT PRICE
Appendix   1b:   SPECIFICATION OF SCOPE OF CONTRACT AND TIME OF DELIVERY
Appendix   1c:   SPECIFICATION OF SCOPE OF CONTRACT AND CONTRACT PRICE FOR
                 OPTIONS
Appendix   2:    TECHNICAL SPECIFICATIONS
Appendix   3:    NATO CODIFICATION CLAUSE
Appendix   4:    NMC SECURITY ASPECTS LETTER
Appendix   5:    CONTRACT PRICE ADJUSTMENT TERM
Appendix   6:    ADVANCE PAYMENT GUARANTEE
Appendix   7:    NOT USED
Appendix   8:    SHIPPING INSTRUCTIONS

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CLAUSE 1: EFFECTIVE DATE OF CONTRACT

With effect from the latest date of signature of this Contract has been made by and entered into between

          Naval Materiel Command
          Danneskiold-Samsoes Alle 1
          Holmen
          DK - 1434 Copenhagen K
          Denmark

     as buyer, hereinafter called NMC, and

          offshore systems ltd.
          107 - 930 West 1st Street
          North Vancouver
          British Columbia V7P 3N4
          Canada

     as seller, hereinafter called the CONTRACTOR.

CLAUSE 2: SCOPE OF CONTRACT AND CONTRACT PRICE

2.1  Scope of Contract

     The CONTRACTOR agrees to sell and deliver and NMC to buy and take delivery of the equipment specified in Appendix 1a and Appendix 1b, the technical specifications of which shall be in accordance with Appendix 2.

2.2  Contract Price

2.2.1 The total Contract Price stated in Appendix 1a,

          USD 2.975.681,00

     In words: Two million nine hundred and seventy five thousand six hundred and eighty one 00/100 US dollars which is at July 2001 price level, is valid for delivery FOB CONTRACTOR's or SUBCONTRACTOR'S facilities after CONTRACTOR's choice (INCOTERMS 2000), unless otherwise stated in this Contract, and shall be subject to price adjustment in accordance with the terms herefore set forth in Appendix 5.

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2.2.2 Taxes and Duties

     a. With the exception of the taxes, duties and other fees mentioned in b below, any taxes, duties and other fees, including Danish Value Added Tax (MOMS), which may be or become payable in connection with the legalization and performance of this Contract, shall be payable by that party in whose country the said taxes, duties and other fees etc. originate.

     b. NMC will not reimburse the CONTRACTOR or his representative(s) for personal taxes, taxes, duties and other fees, including MOMS, levied on transportation, accomodation, living expenses and other personal expenses paid, or to be paid, by the CONTRACTOR or his representative(s) during their possible stay in Denmark in connection with the performance of this Contract.

     c. Taxes, duties and other expenses to be paid in connection with CONTRACTOR's possible temporary importation into Denmark of tools and other equipment to be used by the CONTRACTOR in fulfilling his obligations under this Contract, and to which title remains with the CONTRACTOR, shall be of no concern of NMC.

CLAUSE 3: OPTIONS

3.1 The CONTRACTOR hereby grants NMC the option to buy the additional equipment specified as optional in Appendix 1c.

3.2 The optional equipment shall be delivered to the same standard as is valid for the equipment purchased under this Contract, with the exception of such changes and/or modifications, however, which the CONTRACTOR may have introduced to the equipment with the approval of NMC in accordance with Clauses 7 and 15 below.

3.3 Furthermore, the following terms and conditions for the options shall apply:

     a.   NMC right to exercise the options will expire Dec 31, 2005.

     b. A possible exercise of the options by NMC shall be made by an order in writing in the form of an Addendum to this Contract.

     c. The option prices will be adjusted in accordance with the terms and conditions herefore laid down in Appendix 5 hereto and could be discussed based upon price level at the time of ordering.

     d. The terms and conditions agreed upon in this Contract shall apply for any of the options exercised by NMC prior to the expiration date stated in para 3.3.a above.

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CLAUSE 4: TERMS OF DELIVERY

4.1  Time of delivery

4.1.1 Delivery of the equipment purchased under this Contract shall take place in accordance with the dates of delivery stated in Appendix 1.

4.1.2 The time of delivery of the optional equipment shall be not later than 3 months after the CONTRACTOR's receipt of NMC written order.

4.1.3 Unless otherwise stated in this Contract, delivery shall be deemed to have taken place when an item of this Contract, together with all the documents called for in this Contract, including Acceptance Test Certificate(s), has been delivered FOB CONTRACTOR's or SUBCONTRACTOR'S facilities after CONTRACTOR's choice (INCOTERMS 2000).

4.2  Place of Delivery and Shipping Instructions

4.2.1 Each shipment of equipment to be made by the CONTRACTOR under this Contract shall be marked "CONTRACT NO. X0132" and be addressed to:

     Naval Base Frederikshavn
     Forsyningsafdelingen
     Varemodtagelsen
     Materieidepot Bangsbo
     Vrangbaekvej 109
     DK - 9900 Frederikshavn

     or

     Naval Base Korsoer
     Forsyningsdepot NORET
     Varemodtagelsen
     Norvangen 23
     DK - 4220 Korsoer.

4.2.2 Unless otherwise agreed in writing, each shipment shall take place as stated in the enclosed shipping instructions.

4.2.3 In order to ensure the best transport planning the CONTRACTOR shall notify NMC freight forwarding agent in due time prior to delivery by telex or telefax with info copy to NMC.

4.2.4 Partial delivery of an item/system under this Contract will not be allowed.

4.2.5 Shipment shall take place by air freight, truck, railway or ocean freight.

4.3  Packing/Packing List/Proforma Invoice/Consignment Note.

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4.3.1 The CONTRACTOR shall be responsible for ensuring adequate packing of the equipment in order to withstand the mode of transportation stated in para
     4.2.5 above.

4.3.2 Should any query be raised with respect to the suitability of packing when delivery is in process, delivery cannot be considered to have taken place before the packing has been found acceptable by NMC or NMC freight forwarding agent.

4.3.3 The Packing List shall contain the following information:

     a.   Contract number.

     b.   The item number(s) and description as stated in Appendix 1.

     c.   The number of packages and their weight.

4.3.4 Two copies of the Packing List are required as follows:

     a.   One copy shall be packed with the equipment.

     b.   One copy shall be securely fastened to the outside of the packing.

4.3.5 Two copies of the Packing List and the Proforma Invoice for customs purposes shall under separate cover be forwarded to the address stated in para 4.2.1 above.

4.3.6 Certificates of Conformity issued in accordance with Clause 9 below shall be attached to the Packing List packed with the equipment as per para 4.3.4.a above.

4.3.7 Consignment Note, Bill of Lading or Air Waybill, as applicable, and the Proforma Invoice shall make reference to NMC SE No. stated in the enclosed Appendix 8.

CLAUSE 5: TERMS OF PAYMENT

5.1 Payment of the Total Contract Price stated in para 2.2 above will by NMC be made in accordance with the following payment schedule:

5.1.1 44% of the Total Contract Price equal to USD 1.309.299,60 will be paid to the CONTRACTOR within 30 days when all of the following events have taken place:

     a.   Signing of the Contract.

     b.   NMC receipt of CONTRACTOR's invoice in triplicate.

     c. NMC receipt of CONTRACTOR's advance payment guarantee which shall be in accordance with the provisions of para 5.8 below and in the form shown in Appendix 6.

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5.1.2 The balance of the Total Contract Price will be paid within 30 days when all of the following events have taken place:

     a.   Delivery in accordance with Clause 4 above.

     b. NMC receipt of correct invoice in triplicate in accordance with the provisions of para 5.2 below.

5.1.3 The CONTRACTOR will raise a guarantee for the first system of each type, Large System, Medium System and Small System. These guaranties will be returned to the CONTRACTOR when each system has been approved in a Sea Acceptance Test (SAT).

5.2  Invoices

5.2.1 The invoices shall reference to the Contract No. and the item numbers stated in Appendix 1a, as well as NMC SE No stated in the enclosed Appendix 8.

5.2.2 The following documents shall be attached to the invoices:

     a. Documentation of the exact time of delivery in the form of a copy of NMC freight forwarding agents receipt or similar proof of delivery.

     b. Copies of duly signed Acceptance Test Certificates issued in accordance with para 10.7 below.

     c.   Copy of the Packing List.

5.3 If an invoice should not be in accordance with the conditions stated in para 5.2 above, NMC shall have the right to reject and subsequently return the invoice as being incorrect.

5.4 All payments to be made by NMC under the terms and conditions of this contract shall be made in USD by telegraphic transfer to CONTRACTOR's Account No. as stated in each of CONTRACTOR's invoices.

5.5 A payment made by NMC under the terms and conditions of this Contract shall not in any way constitute NMC acceptance of the equipment.

5.6 The invoices, advance payment guarantee and the documents called for in this Clause 5 shall be addressed and forwarded to:

     Naval Materiel Command, Denmark
     Danneskiold-Samsoes Alle 1
     Economy Department
     Holmen
     DK - 1434 Copenhagen K.

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5.7  Payment of an invoice shall be deemed to have taken place when the amount invoiced has been remitted by NMC.

5.8  Advance Payment Guarantee

5.8.1 Prior to NMC making the advance payment agreed in para 51.1 above, CONTRACTOR shall for the amount furnish a guarantee issued by a finance house (bank, insurance company etc.) subject to NMC approval.

5.8.2 The guaranteed amount, with the addition of interest corresponding to the amount of interest earned by CONTRACTOR minus financing fee, calculated from the date of NMC making such advance payment to the date of return, shall, without legal proceedings, be payable upon NMC demand and presentation of the guarantee to the finance house.

5.8.3 Furthermore the guarantee shall contain provisions as to NMC right to give CONTRACTOR a respite with regard to the time of delivery and to otherwise change the provisions of the present agreement without this having any effect on the extent and the validity of the guarantee.

5.8.4 In case the guarantee is made payable in accordance with para 5.8.2 above, the amount to be repaid to NMC shall never be less than the amount in USD, paid by NMC to cover the advance payment.

5.8.5 The guaranteed amount will be reduced pro rata concurrently with CONTRACTOR's effectuation of contractual deliveries. Reduction of the guarantee shall take place upon NMC written notice to the bank or insurance company etc. of issue. Such notice will be forwarded immediately after NMC payment of the invoice in question.

5.8.6 The guarantee shall remain valid until reduced to nil or otherwise released by NMC in writing.

5.8.7 The costs of establishment and maintenance of the guarantee shall be borne by the CONTRACTOR.

5.8.8 To the extent necessary and in conformity with general principles of monetary law, it is to be emphasized that debts for money due, denominated and/or payable hereunder in a currency of a Member State of the European Union (National Currency Unit) shall automatically be deemed to be nominated and/or payable in the single European currency at such time as the National Currency Unit ceases to be legal tender or, more generally, is replaced by the single European currency pursuant to the applicable European Union and/or national laws.

     The rate and the conditions for the conversion of the National Currency Unit shall be those resulting from the applicable provisions of Article 109.L of the European Treaty.

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CLAUSE 6: DELAY IN DELIVERY

6.1  General

6.1.1 CONTRACTOR shall immediately notify NMC in writing as soon as he comes aware of any circumstances which are likely to give rise to delay in delivery and, at the same time, advise NMC the reasons for and the anticipated duration of the delay.

6.1.2 CONTRACTOR shall take such steps as he is able to in order to shorten any delay, so that the effect of the delay may be mitigated as much as possible for NMC.

6.1.3 No delay in delivery, apart from delay due to NMC failure to fulfil its obligations under the Contract, Force Majeure or approved by NMC, shall result in higher prices or costs for NMC than if delivery had taken place in accordance with the contractual date of delivery.

6.2  Penalty and Interest on Advance Payment

6.2.1 Furthermore, CONTRACTOR undertakes to pay a penalty corresponding to 2% of the contract value of the supplies delayed, adjusted in accordance with the terms and conditions set forth in Appendix 5. The penalty shall be calculated for each commenced 7-day period beginning from the first calendar day of the delay. The penalty, however, shall not exceed 10% of the Total Contract Price untill the prototypes has been supplied and approved by both parties. After that the penalty shall not exceed 10% of the contract value of the supplies delayed.

6.2.2 If the delay of any supplies, which the CONTRACTOR has undertaken to deliver in accordance with the present Contract, results in the inapplicability of already delivered supplies, the penalty shall also be calculated on the adjusted contract value of the supplies which cannot be used on account of the delay.

6.2.3 Furthermore, and in addition to the penalty mentioned above, CONTRACTOR shall, for the period of delay, pay an interest on the part of any advance payment received related to the non-adjusted contract value of the supplies delayed. The interest shall be calculated at the amount of interest earned by CONTRACTOR minus financing fee.

6.2.4 NMC shall have the right, without legal proceedings, to deduct the penalty and possible interest in any payments to be made to CONTRACTOR after CONTRACTOR has been notified.

6.2.5 Upon NMC claim for penalty and interest, NMC shall be under no obligation to document any loss and damage suffered by NMC on account of the delay. NMC will, however, furnish the CONTRACTOR with a specified statement as to how the penalty and interest have been calculated.

6.2.6 In case NMC can document that the sum of loss and damage suffered by NMC dire to the delay is greater than the sum of the calculated penalty, NMC shall, as

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     an alternative to accrued penalty, have the right to claim for loss and damage corresponding to the loss and damage thus documented.

6.3  Adjustments due to Variation in Rates of Exchange

6.3.1 In case the Contract Price is expressed in a foreign currency and/or includes reservations for changes in rates of exchange between a foreign currency and DKK, settlement will, in the event of delay in delivery, take place as follows:

     a. If the rate of exchange on the actual day of settlement depart from the rate of exchange on the day of settlement stipulated in the Contract (contractual day of delivery + days of credit), settlement will be made at the rate of exchange quoted on the day of settlement stipulated by the Contract.

     b.   NOT VALID

     c. The rate of exchange shall he defined as the official rate of exchange quoted by Denmarks National Bank an the day in question.

6.4  Price Adjustments

     The provisions for price adjustment in case of delay in delivery are set forth in Appendix 5.

6.5  Force Majeure

6.5.1 If the delay in delivery is due to circumstances which have prevented CONTRACTOR from making delivery on time and which are of such nature which he could not reasonably have foreseen at the time of contract signature, and if CONTRACTOR's documentation herefore is approved by NMC, the time of delivery will be extended by a period by which delivery is delayed due to Force Majeure, and the contractual date of delivery will be amended accordingly.

6.5.2 NMC approval of a delay as being due to Force Majeure shall be subject to CONTRACTOR's fulfilment of the following conditions:

     a. CONTRACTOR's notification in writing to NMC immediately after the Force Majeure situation has been ascertained informing NMC of the basis for and, if possible, the anticipated duration of the Force Majeure situation and stating the measures taken by CONTRACTOR to put the Force Majeure situation to an end.

     b. CONTRACTOR's submittal of documentation supporting his claim of Force Majeure. Such documentation shall, on CONTRACTOR's own initiative, be forwarded to NMC no later than 30 working days after the Force Majeure situation has been ascertained.

     c. CONTRACTOR's update of the Force Majeure situation every second week in order to be kept informed about the duration of the delay including the measu-

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          res taken to shorten and to eliminate the delay. Such periodical updates shall, on CONTRACTOR's own initiative, be forwarded to NMC and shall not in any way be a burden to NMC.

6.5.3 NMC will not accept a delay in delivery to the CONTRACTOR from one of his sub-contractors as being due to Force Majeure unless the sub-contractor can plead Force Majeure in accordance with the provisions of, and on the same conditions as stipulated in this para 6.5.

6.5.4 If the delay in delivery is deemed to be due to Force Majeure, CONTRACTOR will be exempted from paying penalty, loss and damage and interest.

6.5.5 CONTRACTOR's exemption from paying interest, however, assumes that CONTRACTOR can prove that the advance payment has been used for the delivery to this effect from a chartered accountant.

6.5.6 The provisions for price adjustment in case of delay in delivery due to Force Majeure are set forth in Appendix 5.

CLAUSE 7: MODIFICATIONS

7.1 CONTRACTOR shall have the right to incorporate such modifications to the equipment, as he may deem advisable for facilitating the manufacture of the equipment provided always that:

     a. no such modification must/shall affect the interchangeability of parts within the equipment.

     b. no such modification must/shall degrade the performance of the equipment.

     c. no such modification must/shall affect the price or the time of delivery of the equipment.

     d. in the event of any such modification affecting the technical specifications and/or -drawings etc., CONTRACTOR shall obtain NMC acceptance in writing of such modifications and of such changes to the specifications, publications, drawings and diagrams etc..

7.2 In case the CONTRACTOR during the contract period becomes aware of any information or develops changes or improvements, which have, or could have, an effect on the equipment to be delivered under this Contract, the CONTRACTOR shall immediately notify NMC in writing thereof.

7.3 CONTRACTOR shall furthermore, for a period of 10 years after NMC acceptance of the equipment, notify NMC of improvements to the equipment as these become known to CONTRACTOR. Such information shall be forwarded to NMC in 2 copies.

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7.4  NMC may at any time during the contract period request modification of the equipment.

7.5 Upon CONTRACTOR's receipt of NMC written request for a modification, CONTRACTOR shall, as soon as possible, inform NMC of any changes in costs and/or in the time of delivery such modification will involve, whereupon NMC, within a reasonable time, will inform CONTRACTOR whether the modification shall be performed or not.

7.6 In the event that NMC accepts CONTRACTOR's conditions for a modification, a formal contract change shall be established in accordance with Clause 15 below.

7.7 All equipment delivered under this Contract shall be of the same modification standard.

CLAUSE 8: PROGRESS MEETINGS AND STATUS

8.1  Post-Contract Award Meeting

8.1.1 Purpose

     If NMC deems it useful the CONTRACTOR shall, upon NMC request, host a post-contract award meeting, the purpose of which is to ensure that both parties have a clear understanding of all contractual requirements and that NMC sees objective evidence that the CONTRACTOR is progressing in accordance with the Contract. Both parties undertake there own costs in connection with the progress meetings.

8.1.2 Methods

     a. The post-contract award meeting will take place at CONTRACTOR's facilities at the time as may be requested by NMC.

     b. The meeting shall be conducted with at least the following participation:

               i.   NMC:             Project Manager
                                     Quality Specialist
                                     Contracting Officer

               ii.  CONTRACTOR:      Project Manager
                                     Quality Manager

     c. During the post-contract award meeting the CONTRACTOR shall present his:

               i.   Inspection Plan

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               ii.  Test Plan

               iii. Delivery Schedule showing the planned milestones for
                    production and purchase,

          and any other plans and subjects which the parties may deem relevant.

     d. At the end of the post-contract award meeting, CONTRACTOR will make a report containing action items and decisions. The report shall be signed by a representative of each party.

8.2  Quarterly Progress Meetings

8.2.1 Progress meetings to be held between the parties subsequent to the post-contract award meeting mentioned in para 8.1 above shall, during the performance of this Contract, be held as frequently as may mutually be agreed, but not less frequent than every 3 months. The meetings shall take place at the most appropriate facility to be mutually agreed upon on a case by case basis.

8.2.2 In case the post-contract award meeting is not held in accordance with para 8.1 above, the CONTRACTOR shall 1 month after contract signing forward to NMC the plans and schedule mentioned in para 8.1.2.c above, and the first progress meeting shall be held as may mutually be agreed between the parties.

8.2.3 The CONTRACTOR shall, 1 week prior to the scheduled progress meetings, forward a Project Status Report to NMC for review. The Project Status Report shall contain information with regard to CONTRACTOR's progress in relation to the Delivery Schedule presented at the post-contract award meeting or submitted to NMC pursuant to para 8.2.2 above.

8.2.4 The results of the above-mentioned meetings shall be the CONTRACTOR be summarised in the form of "Minutes of Meeting" and forwarded to NMC for approval and/or commenting.

CLAUSE 9: QUALITY ASSURANCE AND WEAPON SAFETY

9.1 CONTRACTOR shall document and maintain a Quality Control Plan (QCP) acceptable to NMC for the supplies covered by this Contract. The QCP shall be in accordance with the requirements of ISO 9001.

9.2 NMC reserves the right, in accordance with STANAG 4107, to request the appropriate National Quality Assurance Authority to monitor that quality assurance is carried out in accordance with para 9.1 above.

9.3 Surveillance of CONTRACTOR's QCP will be performed by NMC or its authorized representative, who shall have the right to inspect and observe develop-

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     ment, work preparation and production, and any documentation relating thereto, in any plant or on any premises where work under this Contract is being performed in whole or in part. Government inspection and acceptance or NMC inspection and acceptance, as applicable, shall not relieve the CONTRACTOR from any of the obligations and responsibilities undertaken by him under this Contract, and omission of surveillance shall not in any way limit NMC rights.

9.4 CONTRACTOR shall prior to delivery provide objective evidence that parts, components, semi-manufactures articles or work conform to the requirements specified under this Contract. CONTRACTOR shall draw up and sign a Certificate of Conformity (COC) to certify that the supplies conform to the requirements of the Contract. The COC shall, if applicable, be presented to the Government Quality Assurance Representative (QAR). If the QAR can accept the supplies he will sign the COC to certify that the supplies have been subject to Government Quality Assurance. A copy of the signed COC shall follow the supplies to the place of delivery.

9.5 It shall be the responsibility of the CONTRACTOR to observe that the technical specifications regarding materials, form, fit, function and methods etc. are strictly followed by himself and possible sub-contractors. Where no specific requirements are stated, good industrial or craftsmanlike practice shall apply.

9.6 Supplies and materials, which do not conform to the requirements of the Contract, shall be segregated and reviewed by CONTRACTOR for disposition. If the non-conforming materials and supplies can be corrected by rework, CONTRACTOR may implement such rework - after acceptance by NMC - and record it for later reporting to NMC. NMC shall have the right to reject any such request and demand new conforming supplies and material at no additional costs for NMC.

9.7 CONTRACTOR shall upon NMC request provide information regarding sub-contracted supplies and materiel.

9.8 CONTRACTOR shall be responsible for ensuring that the relevant requirements of this Contract are contained in contracts with his sub-contractors and shall be liable for the quality of sub-contracted work and supplies to the same extent as for the quality of his own work and supplies. For this purpose the CONTRACTOR shall include the following clause in orders awarded to possible sub-contractors: "This order is in aid of our Contract No. X0132 with the NAVAL MATERIEL COMMAND, DENMARK (NMC) and may be subject to Government Quality Assurance Authority or its authorized representative, who will notify you of the Government Quality Assurance Activity to be performed. You are obliged to provide any assistance necessary for NMC representative in his performance of this responsibility in connection with this purchase order".

9.9 CONTRACTOR shall control changes in the technical documentation in relation to part and/or serial numbering (Configuration Control).

9.10 CONTRACTOR shall be responsible for establishing and maintaining a system whereby it shall be possible to trace individual items from the raw material

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     through all stages of manufacture to final delivery. This shall be documented by a record of all the items produced with their part and/or serial numbers.

9.11 CONTRACTOR shall, during the execution of work covered by this Contract, inspect and test raw materials, bought-in supplies, items under fabrication and finished articles in order to ensure that they meet the specified requirements. The results of such inspection and testing shall be recorded. Where required, prototypes or first articles of a lot shall be inspected and released by NMC or its authorized representative before production may be continued. CONTRACTOR shall also provide records of environmental and operational tests, where such tests are specified as being part of the contract work.

9.12 Records of manufacturing inspections and tests shall be stored by CONTRACTOR for period of 10 years after completion or termination of this contract.

9.13 NOT VALID

9.14 NOT VALID

9.15 NOT VALID

9.16 NOT VALID

9.17 NOT VALID

9.18 NOT VALID

CLAUSE 10: ACCEPTANCE TESTS

Factory Acceptance Testing (FAT)

10.1 The equipment to be delivered under this Contract shall prior to delivery be subject to FAT and, if applicable, be acceptance tested as a complete system, in order to verify that the equipment fulfils the technical specifications laid down in this Contract.

10.2 NMC shall have the right to witness the above-mentioned FAT.

10.3 Test specifications and test procedures, which shall include CONTRACTOR's detailed proposal for an Acceptance Test Programme (including specifications and procedures for Harbour Acceptance Testing (HAT) and Sea Acceptance Testing (SAT), as required), Test Protocol Format and Acceptance Test Certificate, test equipment to be used and dates for performing the FAT, shall be forwarded to NMC for approval and/or commenting 2 months in advance of the commencement of the FAT. NMC approval of and/or comments to CONTRACTOR's proposal will be forwarded to CONTRACTOR 2 weeks after NMC receipt of the proposal, so that agreement between the parties can be reached by not later than 1 month prior to the commencement of the FAT. CONTRACTOR shall

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     provide his own personnel and make the necessary test equipment available for the FAT. Test equipment used may be checked by NMC on request.

10.4 The dates for the FAT shall be so arranged as to permit the necessary work and travel to be performed in connection with the FAT, and as to allow for a reasonable estimated time to enable the delivery of the equipment to proceed in a timely manner. The CONTRACTOR shall, by telex or telefax 10 working days before the date of the beginning of the FAT, confirm the dates agreed. The CONTRACTOR will be held responsible for the consequences in case he fails to notify NMC in accordance herewith. Should the agreed programme for the FAT slip resulting in a delay in delivery, such delay will be considered to be a delay under the terms of para 6.2 above.

10.5 Upon the arrival of NMC representative(s) to witness the FAT, the CONTRACTOR shall present the Test Protocol listing the equipment that has been successfully and completely tested by CONTRACTOR's Quality Control Department in accordance with the relevant technical specifications and requirements and thus found acceptable under the terms of this Contract. The Test Protocol shall be signed by the CONTRACTOR and, if applicable, by QAR.

10.6 The CONTRACTOR shall accept to perform any additional tests which NMC may require acting reasonable. However, if the results of these tests indicate that the item is in accordance with the relevant specifications, the CONTRACTOR may, subject to negotiations between the parties, claim the additional costs incurred. Delays in delivery of the equipment arising from the additional tests will be considered as being delays due to Force Majeure under the terms of para 6.5 above.

10.7 When CONTRACTOR has successfully demonstrated that the equipment fulfils the requirements of the relevant specifications and operates in accordance with the requirements of this Contract, he shall issue an Acceptance Test Certificate which shall be signed by the CONTRACTOR, whereafter the equipment shall be deemed to be ready for delivery.

10.8 In case the FAT results in the NMC rejection of the equipment because it does not meet the requirements of the relevant specifications, CONTRACTOR shall produce specific evidence of the remedial measures taken and of the consequent results obtained after the rejection before the equipment can be presented for a new FAT.

10.9 In case delays during FAT necessitate prolonged or further acceptance testing beyond the scope agreed to in the Acceptance Test Programme, NMC costs for direct travel, accomodation and subsistence expenses in connection with the additional test(s) shall be paid by the CONTRACTOR in accordance with the Danish Government standard rates for such costs and expenditures.

10.10 In case NMC fails to show up at CONTRACTOR's facilities at the commencement date of the FAT as mutually agreed in the Acceptance Test Programme, and if NMC absence continues for 10 working days, then the CONTRACTOR shall forward the Test Protocol described in para 10.5 above to NMC. If NMC has

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     made no specific objection to the contents of the Test Protocol within 10 working days from NMC receipt of the same, then CONTRACTOR shall ship the equipment in accordance with the the terms of delivery stipulated in Clause 4.

10.11 NMC shall have the option to at any time to accept the equipment without going through the acceptance procedures set forth in this Clause 10, in which case the CONTRACTOR shall forward, not later than the agreed date for the commencement of FAT in the Acceptance Test Programme, the above-mentioned Test Protocol and ship the equipment in accordance with the terms of delivery stipulated in Clause 4 above.

HAT and SAT

10.12 Subsequent to delivery and installation of the equipment any HAT and SAT specified in the Acceptance Test Programme shall be performed by NMC under the responsibility and supervision of the CONTRACTOR.

10.13 CONTRACTOR shall be liable for the risk of loss of and damage to the equipment during the performance of HAT and SAT to the extent that loss of and damage to the equipment during the performance of HAT and SAT cannot be attributed to gross negligence on the part of NMC or NMC failure to follow CONTRACTOR's specific instructions which NMC under the given circumstances shall have a reasonable possibility to comply with.

CLAUSE 11: WARRANTY

11.1 The CONTRACTOR warrants the quality, materials, design, hardware and good workmanship of the equipment to be supplied by him under this Contract for a period of up to 12 months from the date of its completed installation or 24 months after delivery (excl. backup batteries which will have a 12 months warranty period), whichever period first expires.

11.2 The CONTRACTOR shall, at his own expense, correct, without delay, any defects in quality, materials, design, hardware and workmanship which are detected in any of the equipment supplied by him during the warranty period.

11.3 The defective equipment shall be returned for repair at Flaadestation Frederikshavn or Flaadestation Korsor. All transportation costs in connection with any warranty claim made by NMC sha11 be borne by the CONTRACTOR.

11.4 For equipment or parts thereof having been repaired or replaced, a new warranty period for 12 months from delivery shall apply.

11.5 Any defect resulting from normal wear or tear or improper use, installation or storage of the equipment by NMC within the warranty period, is not covered by the warranty.

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11.6 NMC shall inform the CONTRACTOR in writing of any defect as soon as possible after its discovery.

11.7 In the event CONTRACTOR fails to fulfil his warranty obligations, NMC shall have the right to remedy or to have remedied the defect, in both cases for CONTRACTOR's account after this has been accepted by both parties.

11.8 The warranty shall not in any way be prejudiced by inspection, quality control or acceptance of the equipment.

CLAUSE 12: SPARE PARTS

12.1 The CONTRACTOR shall, for spare parts which may not already have been selected by NMC for delivery under this Contract, upon NMC request, offer spare parts in the form of a Spare Parts List containing the following information:

     .    Item number
     .    Description and type
     .    NATO stock number (where available)
     .    True manufacturer's part number
     .    True manufacturer's name and code
     . Recommended quantity of on-board spares or depot level spares (if and as applicable)
     .    Calculated mean time between failure (where available)
     .    Unit prices
     .    Total price
     .    Remarks.

12.2 During a period of 5 years after NMC acceptance of the equipment, the CONTRACTOR undertakes to supply such spare and replacement parts as NMC may require to meet its needs for repair and replacement. Spare parts ordered from the CONTRACTOR pursuant hereto shall be supplied at prices, the calculation methods of which shall be the same as those used by the CONTRACTOR at the time of contract signature, and delivered at times to be agreed between the parties and otherwise upon the terms and conditions of this contract.

12.3 After the 5-year period mentioned above, the CONTRACTOR undertakes to inform NMC of any intention to cease the manufacture of such spare and replacement parts at least 6 months prior to such cessation. The CONTRACTOR shall, on terms to be agreed, accept final provisioning orders for such spares and replacement parts at least 3 months prior to such cessation.

12.4 The CONTRACTOR shall, in connection with NMC purchase of spare and replacement parts pursuant to this Clause 12, upon NMC request, host a spare parts provisioning conference at CONTRACTOR's facilities.

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12.5 In case the CONTRACTOR fails to fulfil the obligations undertaken by him pursuant to paras 12.2 and 12.3 above, the economic costs should be discussed between the parties.

CLAUSE 13: RIGHTS OF PATENTS AND LICENSES

13.1 The CONTRACTOR guarantees that to the best of his knowledge at the time of signing the Contract he holds all patents and licenses required to fulfil his obligations under this Contract.

13.2 The CONTRACTOR undertakes to indemnify NMC in the event of any claim being made or action being brought against NMC in respect of infringements of patents, copyrights and licenses, owing to or arising from the performance of this Contract provided that:

     a. CONTRACTOR be promptly notified in writing of any such claim or action,

     b. CONTRACTOR be rendered such assistance from NMC as may be required in connection with the settlement of such claim or action,

     c. the equipment has been used for the specific purpose for which CONTRACTOR supplied the same,

     d. the infringement is not due to CONTRACTOR having followed a design or instructions furnished by NMC.

13.3 The CONTRACTOR shall he at liberty to contest any such claim or action or to conduct any negotiations for the settlement of the same in the name of NMC.

13.4 All charges and expenses arising from the above-mentioned obligations including NMC expenses for legal advice and technical assistance shall be discussed beetwen the parties.

13.5 CONTRACTOR accepts to transfer the Source Code for non-standard software to NMC (including software developed against NMC specifications and payed by NMC) or to deposit it on NMC account.

13.6 CONTRACTOR accept to give NMC a non-exclusive ownership for all nonstandard documentation and software (including software developed against NMC specifications and payed by NMC) for use within The Danish Defence (described in Enclosure No. 5). This ownership should give NMC the right to copy the documentation and software without limit for use within The Danish Defence.

13.7 CONTRACTOR accept that NMC after negotiations will have the freedom to purchase replacement- and spareparts direct at the subcontractor after expiration of the contract and any amendments thereto.

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CLAUSE 14: SUB-CONTRACTORS

14.1 The CONTRACTOR shall include in his sub-contracts, if any, provisions imposing the same obligations as those he himself has assumed towards NMC in his Contract, in particular with regard to:

     a.   Technical specifications.
     b.   time of delivery.
     c.   Warranty terms.
     d. Quality control, in process inspection and government inspection, as applicable.
     e.   Security.
     f.   Secrecy.
     g.   NATO Codification (where available).
     h.   Public announcement.
     i.   Spare parts availability.

14.2 The CONTRACTOR shall under all circumstances have the sole responsibility towards NMC for fulfilling the Contract as written, regardless of his use of subcontractors or not.

CLAUSE 15: CHANGE OF CONTRACT

15.1 The terms and conditions contained in this Contract shall not be changed in any other way than by the establishment of amendments, which shall be in writing and signed by both parties in order to be legally valid. Such amendments, which shall be expressly designated as amendments to this Contract and numbered consecutively, shall be issued in two original copies, one of which shall be left with the CONTRACTOR and one with NMC.

15.2 Changes in the technical specifications which will not have an impact on the price(s) and the time of delivery, however, may be agreed upon by any other written agreement signed by both parties.

15.3 Verbal agreements shall only be valid if subsequently confirmed in writing by both parties in accordance with the above-mentioned provisions.

CLAUSE 16: TERMINATION OF CONTRACT

16.1 For NMC Convenience

16.1.1 NMC shall be entitled to terminate this Contract in whole or in part at any time by giving the CONTRACTOR 30 days written notice. Upon the expiration of such 30-

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     day notice, this Contract shall be terminated, but this without prejudice to the rights of the parties accrued to the date of termination.

16.1.2 After receipt of notice of termination CONTRACTOR shall submit to NMC his valid termination claims in the form and with the documentation as mutually agreed upon between the parties.

16.1.3 CONTRACTOR and NMC may agree upon the whole or any part of the amount or amounts to be paid to CONTRACTOR by reason of the total or partial termination of work pursuant to this para 16.1, the amount or amounts of which may include a reasonable allowance for profit or work done or to be done, provided that such agreed amount or amounts shall not exceed the Total Contract Price.

16.2 For CONTRACTOR's Default

16.2.1 NMC shall be entitled to terminate this Contract in whole or in part in the following cases:

     a. If the delivery of any supply is delayed beyond 6 months, with the exception of delays due to Force Majeure, mutual agreement or caused by NMC.

     b. If the CONTRACTOR becomes bankrupt, insolvent or has been granted a moratorium.

     c. If the CONTRACTOR's circumstances otherwise prove to be such that he will not be able to fulfil his obligations under this Contract.

     d. If the CONTRACTOR's security clearance or other certification or permits necessary for his fulfilment of the Contract are repealed.

     e. If the CONTRACTOR otherwise is in default in carrying out any of the terms, conditions or obligations under this Contract.

16.2.2 If the conditions for termination according to para 16.2.1 above are fulfilled, and NMC is unable to reasonably use supplies already received, then NMC shall furthermore be entitled to terminate the Contract for such supplies, in which case such supplies will be returned to the CONTRACTOR in a good and maintained condition.

16.2.3 In case the CONTRACT is terminated in accordance with paras 16.2.1 and
     16.2.2 above, the following legal effects shall apply:

     a. In case of termination according to para 16.2.1.a, the CONTRACTOR shall immediately repay NMC any advance payment(s) received plus accrued interest according to the amount of interest earned by CONTRACTOR mi-

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          nus financing fee, calculated for the period from NMC having made such advance payment(s) and until the date of termination. NMC shall furthermore have the right to claim for accrued penalty for the period from the contractual date of delivery and until the date of termination, or claim for loss and damage incurred by NMC due to the termination of the Contract to the extent provided for under Danish law.

     b. In case of termination according to paras 16.2.1.c through 16.2.1.e the CONTRACTOR shall immediately repay NMC any advance payment(s) received plus accrued interest as stipulated in para 16.2.3.a above. NMC shall furthermore have the right to claim for loss and damage incurred by NMC due to the termination of the contract as in para 16.2.3.a above.

     c. In case the termination includes already delivered supplies to be returned to CONTRACTOR pursuant to para 16.2.2, CONTRACTOR shall also repay to NMC the amount(s) NMC may have paid for such supplies.

     d. NMC shall furthermore be entitled to take possession of any materiel, documentation, drawings etc., to which NMC has acquired title during the performance of this Contract.

16.2.4 If this Contract is terminated under para 16.2.1, CONTRACTOR is obligated and NMC has the right, in addition to any other rights provided for in this Clause 16, to request CONTRACTOR to transfer title of and deliver to NMC

     a.   any completed supplies, and

     b. such partially completed supplies and materials, as CONTRACTOR has specifically produced or specifically acquired for the performance of such part of this Contract as has been terminated, and CONTRACTOR shall, upon request by NMC, protect and preserve property in his possession in which NMC has an interest and to which such termination relates.

     c. Payment for completed supplies shall be at prices stipulated or calculated in accordance with the relevant provisions of this Contract.

     d. Payment for partially completed supplies or materials and for the protection and preservation of property shall be in an amount agreed upon between NMC and CONTRACTOR having regard to the provisions of this Contract.

16.2.5 In the event of failure of CONTRACTOR and NMC to agree upon the amount or amounts to be settled between the parties pursuant to this para 16.2, such failure shall be deemed a dispute subject to settlement in accordance with Clause 17 below.

CLAUSE 17A: DISAGREEMENTS AND DISPUTES

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     Any disagreement arising between the parties relating to the terms and conditions of this Contract, which cannot be settled in a amicable way, shall be deemed to be a dispute subject to final settlement by a Danish Court of Justice in accordance with Danish law. The place of jurisdiction shall be Copenhagen.

CLAUSE 17B: NOT VALID

CLAUSE 18: MOST FAVOURED CUSTOMER CLAUSE

18.1 The CONTRACTOR guarantees that the price laid down in this Contract is not less favourable than the price for identical equipment he would offer to a third party under comparable circumstances.

18.2 In the event that equipment, identical to that supplied against this Contract during a period from one year before contract signing and until contract completion or termination, should be offered and/or delivered to a third party at a lower price than valid for this Contract, the price of this Contract shall be reduced to the price valid for the third party.

18.3 The price comparison shall be made at the time of final price adjustment of this Contract, if applicable for the purpose of this price comparison, the price to the third party shall be changed in order for both prices to be compared on an equal basis. The price to the third party shall then be adjusted in accordance with the terms herefore valid for the price adjustment for this Contract. If then the adjusted price to the third party is lower than the adjusted price for this Contract, then the adjusted price to the third party shall be adopted for this Contract.

CLAUSE 19: SECURITY

19.1 Access to and treatment of classified matters and documents, if applicable to this Contract or its performance, shall be governed by the NATO security regulations laid down in NATO Document C-M(55)15(FINAL), encl. D, the applicable security laws and regulations in CONTRACTOR's country and Appendix 4 hereto.

19.2 The CONTRACTOR shall not be allowed to disclose classified matters or documents to any of his supplies or sub-contractors unless the supplier or subcontractor is able to fulfil the security requirement mentioned in para
     19.1 above.

19.3 The CONTRACTOR shall comply with all the instructions relating to security obligations, in particular those relating to supervision of personnel security procedures, safety of materials and actual or presumed sabotage.

19.4 NMC will consider a failure by the CONTRACTOR to observe the security regulations referred to in para 19.1 above as a fundamental breach of this Contract.

19.5 CONTRACTOR shall, in accordance with the appropriate procedures and through the appropriate channels, immediately after signature of this Contract

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     apply for the necessary security clearance of his personnel involved with this Contract and likely to visit Danish military installations, including NMC facilities at Holmen, Copenhagen during CONTRACTOR's performance of this Contract.

19.6 CONTRACTOR shall prior to each visit of his personnel advise NMC hereof in writing giving the following information:

     .    Full name(s)
     .    Security clearance
     .    Date of birth
     .    Passport number
     .    Place of visit
     .    Date of arrival
     .    Date of departure.

CLAUSE 20: NATO CODIFICATION

20.1 the CONTRACTOR shall, without costs for NMC and not later than 6 months following the delivery of the prototypes, furnish to NMC the information and data required for NAT0 Codification in accordance with Appendix 3.

20.2 In case the above-mentioned information and data are not furnished as required, NMC shall have the right, in any payment, to withhold an amount corresponding to 5% of the Total Contract Price. The withheld amount will be repaid to CONTRACTOR when the provisions of this Clause 20 have finally been fulfilled.

CLAUSE 21:SECRECY

21.1 The CONTRACTOR shall not disclose any of the contents of this Contract to third parties unless this should be deemed necessary for the performance of the Contract, in which case the CONTRACTOR shall observe the security provisions of Clause 19 above.

21.2 Unless explicitly agreed otherwise in writing by NMC, the CONTRACTOR may not under any circumstances, ever after the Contract has been terminated for any reason whatsoever, consider himself free from obligations of secrecy.

CLAUSE 22: TRANSFER OF CONTRACT

     This Contract cannot be transferred to any other party without the prior written consent of NMC

CLAUSE 23: CONTRACT LANGUAGE

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                                      -26-

23.1 This Contract is expressed in the English language. In case of conflict of interpretation of the Contract, the plain English meaning of the text shall be ruling.

23.2 Irrespective of any translation of this Contract into any other language, the wording of this Contract shall be literally valid.

CLAUSE 24: PUBLIC ANNOUNCEMENTS

     The CONTRACTOR shall not be allowed to make any written or verbal announcement with regard to the establishment or performance of this Contract without the prior written consent of NMC.

CLAUSE 25: NOTICES

     Unless otherwise stated in this Contract any notice to be served pursuant to this Contract, which will or may have contractual consequences, shall be sent by mail, telex or telefax.
     In case of NMC to:

     NAVAL MATERIEL COMMAND
     Danneskiold-Samsoes Alle 1
     Commercial Department
     Holmen
     DK - 1434 Copenhagen K
     Denmark
     Telefax:      +45 3266 3299
     Telex:        22372
     e-mail:       ka@nmc.dk

     In case of the CONTRACTOR to:

     offshore systems ltd.
     107 - 930 West 1st Street
     North Vancouver
     British Columbia
     Canada V7P 3NA
     Telefax:      +1 (604) 987 2555
     e-mail:       osl@osl.com

CLAUSE 26: VERIFICATION

NMC shall have the right at any time to have any fulfilment of a CONTRACTOR obligation, the immediate verification of which is not possible for NMC, certified by CONTRACTOR's chartered accountant.

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CLAUSE 27: PRECEDENCE

     In case of any inconsistency or conflict between the terms and conditions of the clauses of this Contract and its appendices, then the terms and conditions in the contract clauses shall apply.

CLAUSE 28: SIGNATURES

For NAVAL MATERIEL COMMAND                      For offshore system ltd
Date 13/8/2001                                  Date 20/08/01


/s/ P.B.Sorensen                                /s/ John Jacobson
-----------------------------------             --------------------------------

In letters:                                     In letters:

Paul B. Sorensen                                John Jacobson
Rear-Admiral                                    President & CEO
Chief of the Naval Material Command             OFFSHORE SYSTEMS LTD.
Denmark


Witness to signature                            Witness to signature


/s/ Bent Hansen                                 /s/ Andrew Carniel
-----------------------------------             --------------------------------

In letters:                                     In letters:

Bent Hansen                                     Andrew Carniel
Technical Director                              UP B.D
Naval Materiel Command                          OFFSHORE SYSTEMS LTD.
Denmark

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                                                                     APPENDIX 1a
                                                           to Contract No. X0132

                       SPECIFICATION OF SCOPE OF CONTRACT
                               AND CONTRACT PRICE

--------------------------------------------------------------------------------
Item no.   Description                       Quantity   Unit price   Total price
--------------------------------------------------------------------------------
1A         Large Ship Solution                   9         62,673       564,057
--------------------------------------------------------------------------------
1B         Medium Ship Solution                 22         59,718     1,313,796
--------------------------------------------------------------------------------
1C         Small Ship Solution                  20          4,638        92,760
--------------------------------------------------------------------------------
1E         Training Systems:
           8 station and 1 control               2         31,530        63,060
           For maintenance and training          3         13,573        40,719
--------------------------------------------------------------------------------
Subtotal                                                              2,074,392
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
2A         Program Management                    1        436,826       435,826
--------------------------------------------------------------------------------
2B         Maintenance and Operator              1         29,450        29,450
           Documentation
--------------------------------------------------------------------------------
2C         Installation and Set To Work *)       1        128,840       128,840
--------------------------------------------------------------------------------
2D         Factory  Acceptance Test **)          1         58,123        58,123
--------------------------------------------------------------------------------
2E         Habour Acceptance Test *)             1        117,826       117,826
--------------------------------------------------------------------------------
2F         Sea Acceptance Test *)                1        130,134       130,134
--------------------------------------------------------------------------------
Subtotal                                                                901,289
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Total                                                         USD     2,975,681
--------------------------------------------------------------------------------

*) of all vessels
**) of all vessels and training systems

--------------------------------------------------------------------------------
NAVAL MATERIEL COMMAND
CONTRACT DEPARTMENT


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                                                            --------------------

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                                                                     APPENDIX 1b
                                                           to Contract No. X0132

                       SPECIFICATION OF SCOPE OF CONTRACT
                              AND TIME OF DELIVERY

--------------------------------------------------------------------------------
Item no.   Description                      Quantity    Time of delivery
--------------------------------------------------------------------------------
1A         Large Ship Solution                  9
--------------------------------------------------------------------------------
1B         Medium Ship Solution                22
--------------------------------------------------------------------------------
1C         Small Ship Solution                 20
--------------------------------------------------------------------------------
1E         Training Systems:
           8 station and 1 control              2
           For maintenance and training         3
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
2A         Program management                   1
--------------------------------------------------------------------------------
28         Maintenance and Operator             1
           Documentation
--------------------------------------------------------------------------------
2C         Installation and Set To Work *)      1
--------------------------------------------------------------------------------
2D         Factory Acceptance Test **)          1
--------------------------------------------------------------------------------
2E         Habour Acceptance Test *)            1
--------------------------------------------------------------------------------
2F         Sea Acceptance Test *)               1
--------------------------------------------------------------------------------

All times of delivery in this Appendix 1b as well as Appendix 1b to Amendment No. 1 to this Contract to be as agreed at Post Contract Review Meeting


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                                                                     APPENDIX 1c
                                                           to Contract No. X0132

                  SPECIFICATION OF SCOPE OF OPTIONS TO CONTRACT
                               AND OPTIONS PRICES

--------------------------------------------------------------------------------
Item no.   Description                       Quantity   Unit price   Total price
--------------------------------------------------------------------------------
3D         Large Ship Solution                  5         62.673        313.365
--------------------------------------------------------------------------------
3D         Medium Ship Solution                20         59.718      1,194.360
--------------------------------------------------------------------------------
3D         Small Ship Solution                 40          4.638        185.520

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Total                                                        USD      1,693.245
--------------------------------------------------------------------------------
NAVAL MATERIEL COMMAND
CONTRACT DEPARTMENT


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                                                                      Appendix 2
                                                           to Contract No. X0132

                                    [GRAPHIC]

                             TECHNICAL SPECIFICATION

                                     for the

            Electronic Chart Display and Information System (ECDIS)

                      Automatic Radar Plotting Aids (ARPA)

                            Navigation Computer (NC)

                           Voyage Data Recorder (VDR)

                                     for the

                                Royal Danish Navy

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                             TECHNICAL SPECIFICATION

     0.   TABLE OF CONTENTS

0.   TABLE OF CONTENTS.........................................................2

1.   GENERAL...................................................................7

     1.1  BACKGROUND...........................................................7

     1.2  PREREQUISITES........................................................7

     1.3  DESCRIPTION OF THE REQUIRED SYSTEMS IN GENERAL.......................7

     1.4  NMC SUPPORT TO REALIZE THE PROJECT...................................8

2.   OPERATIONAL REQUIREMENTS FOR ECDIS SYSTEM.................................9

     2.1  GENERAL OPERATIONAL REQUIREMENTS.....................................9

          2.1.1 Highly desirable...............................................9
          2.1.2 Desirable......................................................9

     2.2  NAVIGATIONAL REQUIREMENTS...........................................10

          2.2.1 Highly desirable..............................................10
          2.2.2 Desirable.....................................................10

     2.3  ADMINISTRATIVE REQUIREMENTS.........................................10

          2.3.1 Highly desirable..............................................10

     2.4  OTHER REQUIREMENTS..................................................10

          2.4.1 Highly desirable..............................................10

     2.5  EDUCATIONAL REQUIREMENTS............................................11

          2.5.1 Highly desirable..............................................11

3.   TECHNICAL REQUIREMENTS FOR THE ECDIS SYSTEM............................. 12

     3.1  SYSTEM BLOCK DIAGRAM................................................12

     3.2  DETAILED DESCRIPTION, ECDIS AND PLANNING STATION....................12

          3.2.1 International standards and resolutions.......................12

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          3.2.2 Chart data types..............................................12
          3.2.3 General display functionality.................................12
          3.2.4 General interface description.................................12
          3.2.5 ARPA/radar function...........................................13
          3.2.6 Planning Station functionality................................13
          3.2.7 ENC program for portable PC (backup)..........................14

4.   OPERATIONAL REQUIREMENTS FOR THE VDR SYSTEM..............................15

     4.1  GENERAL OPERATIONAL REQUIREMENTS....................................15

          4.1.1 Highly desirable..............................................15

     4.2  ADMINSTRATIVE REQUIREMENTS..........................................15

          4.2.1 Highly desirable..............................................15

5.   TECHNICAL REQUIREMENTS FOR THE VDR SYSTEM................................15

     5.1  NATIONAL AND INTERNATIONAL STANDARDS AND SPECIFICATIONS.............15

6.   OPERATIONAL REQUIREMENTS FOR THE NC SYSTEM...............................16

     6.1  OPERATIONAL REQUIREMENTS............................................16

7.   TECHNICAL REQUIREMENTS FOR THE NC SYSTEM.................................16

     7.1  NC OVERVIEW.........................................................16

          7.1.1 Overall overview..............................................16

     7.2  FUNCTIONAL DESCRIPTION..............................................16

          7.2.1 Description of failur detection...............................17

     7.3  INTERFACING SYSTEMS.................................................18

     7.4  POWER SUPPLY........................................................18

     7.5  ENVIRONMENTAL REQUIREMENTS..........................................18

8.   EDUCATION SYSTEMS FOR RDN NAVIGATIONAL SCHOOLS...........................19

     8.1  GENERAL REQUIREMENT FOR EDUCATION SYSTEMS...........................19

     8.2  SPECIFIC REQUIREMENT FOR EDUCATION SYSTEMS..........................19

          8.2.1 Mandatory requirement:........................................19

                                                                         3 of 34

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          8.2.2 Highly desirable:.............................................19

          8.2.3 Desirable.....................................................20

9.  SYSTEM INTERFACE SPECIFICATION............................................21

     9.1 SYSTEM DIAGRAM.......................................................21

     9.2 ECHO SOUNDER OUTPUT..................................................22

     9.3 GPS 1 AND GPS 2 OUTPUT...............................................22

     9.4 SPEED LOG OUTPUT.....................................................22

     9.5 INS 1 AND INS 2 OUTPUT...............................................22

     9.6 AIS TO ECDIS.........................................................22

     9.7 MANOUEVERING SYSTEM TO VDR...........................................22

     9.8 RADAR TO ECDIS/VDR...................................................22

     9.9 NC INTERFACE SPECIFICATION...........................................23

          9.9.1 Output to INS1 and INS2.......................................23
          9.9.2 Output to ECDIS...............................................23
          9.9.3 Output of Navigation solution to C3 ..........................23
          9.9.4 Input from INS 1 and INS 2....................................23
          9.9.5 Input from MIL GPS/DGPS.......................................23
          9.9.6 NMEA 0183 output..............................................23
          9.9.7 PC (operators interface)......................................24

     9.10 POWER SUPPLY........................................................24

10. SYSTEM CONSTRUCTION REQUIREMENTS..........................................25

     10.1 CONSTRUCTION REQUIREMENTS FOR THE ECDIS AND PLANNING STATION .......25

          10.1.1 Flat screen displays.........................................25
          10.1.2 ECDIS and Planning Station in general........................25

     10.2 CONSTRUCTION REQUIREMENTS FOR THE VDR...............................25

          10.2.1 General VDR requirements.....................................25

     10.3 CONSTRUCTION REQUIREMENTS FOR THE NAVIGATION COMPUTER...............25

                                                                         4 of 34

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11. SYSTEM AVAILABILITY AND MAINTAINABILITY...................................27

     11.1 MTBF................................................................27

     11.2 MAINTENANCE.........................................................27

     11.3 REPAIR PRICING AND MANUFACTOR STORED SPARES.........................27

     11.4 RECOMMENDE TOOLS....................................................27

     11.5 FUNCTION TEST/TROUBLE SHOOTING......................................27

     11.6 PREVENTIVE MAINTENANCE..............................................27

     11.7 EXPECTED MAINTENANCE COSTS..........................................27

     11.8 MANUFACTORER OBLIGATIONS............................................27

12. SYSTEM DOCUMENTATION AND TEST PROCEDURES..................................28

     12.1 DOCUMENTATION STANDARD FOR EACH SYSTEM..............................28

          12.1.1 Operators manual.............................................28
          12.1.2 Technical manual.............................................28

     12.2 DOCUMENTATION FORMAT................................................29

     12.3 LANGUAGE............................................................29

     12.4 CODIFICATION INFORMATION............................................29

     12.5 TEST PROCEDURES AND DOCUMENTATION...................................29

13. TECHINAL TRAINING COURSES.................................................30

14. QUALITY ASSURANCE.........................................................31

     14.1 ORGANISATION........................................................31

     14.2 QUALITY CERTIFICATION...............................................31

     14.3 QUALITY ASSURANCE...................................................31

15. TECHNICAL ASSISTANCE......................................................31

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16. PROJECT MANAGEMENT........................................................31

     16.1 ORGANISATION........................................................31

     16.2 CONTINUITY..........................................................31

17. ANNEX 1...................................................................32

     17.1 DEFINITIONS AND ABBREVIATIONS.......................................32

18. ANNEX-2...................................................................33

     18.1 INTERFACE SPECIFICATION BETWEEN AGI SPEED LOG AND ECDIS/VDR/NC......33

19. ANNEX-3...................................................................34

     19.1 INTERFACE SPECIFICATION BETWEEN NC AND C3...........................34

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1.   GENERAL

1.1  BACKGROUND

Naval Materiel Command Denmark (NMC), is procuring agency for the Royal Danish Navy (RDN). NMC has a requirement for Electronic Chart Display and Information System (ECDIS), Automatic Radar Plotting Aids (ARPA), Navigation Computer (NC) and Voyage Data Recorder (VDR), for most of the ships in the navy.

1.2 PREREQUISITES

Potential suppliers must, prior to contract award, be able to demonstrate full approved ECDIS and ARPA and VDR systems which fulfil requirements in appropriated standards. If the approval of the ECDIS is not finished when the tender is send to the NMC. The supplier must make it probable that the system will be approved prior to contract award by presenting a progress plan from a recognised approval authority. The approval must be fulfilled prior to contract award.

As the ships in the RDN can change role with short notice, it is mandatory for NMC that an ENC license can be transferred from one ship to another. In other words: it is mandatory that the Electronic Navigational Chart key (RSA Secure ID key from Primar) is kept within the Danish Navy Chart Centre.

Although not mandatory it is preferred that the common operating system is either Win NT 4.0 or SUN Solaris SE (Secure Edition) newest edition in accordance with NMC security standards.

1.3  DESCRIPTION OF THE REQUIRED SYSTEMS IN GENERAL

The ECDIS systems shall be approved according to IMO, IHO and IEC standards for ECDIS and fulfil the IMO and IEC standards for ARPA display systems (not the Radar scanner systems).

The ECDIS shall be "dual fuel" systems (Electronic Nautical Charts (ENC) & raster charts) and shall also be able to handle Digital Nautical Charts (DNC) (from NIMA, US).

The ECDIS shall be capable for a later upgrade to WECDIS (Warship ECDIS) 1n accordance with NATO STANAG 4564, for introduction of Additional Military Layers
(AML).

The ECDIS shall be able to present radar overlay as well as ARPA tracks. It shall be possible to present Electronic Navigation Chart (ENC) and ARPA radar pictures independently on two different screens.

Each ECDIS shall include a route planning/backup station according to IMO performance standards.

Interface to VDR is required, as well as all navigation sensors and navigational radars.

The education systems must be designed for the certification training of navigators in compliance with IMO's STCW 95 convention. The education systems must include or be able to interface with a simulator, which is capable to deliver training, and assessment to a degree necessary to gain the competence as required by the STCW code for navigation at operational level (A-11/1) and management level (A-11/2).

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The ARPA systems must interface to common navigational radar's. The ARPA display must be able to control the navigational radar's, where it is technical possible. The NC shall as a minimum interface to two INS, two GPS and speed LOG, and output the best estimate of position to the ECDIS and other clients based on Kalman filter technique.

The NC shall contain a reliable failure detection and isolation/reconfiguration algorithm for the various sensor inputs.

The VDR system shall be designed according to IMO performance standard for VDR and shall record ARPA/radar picture, radiolvoice data, position, speed, course, depth and machine manoeuvring and alarm data.

The VDR shall fulfil IMO and IEC standards for VDR in high-speed vessels except the final storage unit ("the black box unit").

1.4  NMC SUPPORT TO REALIZE THE PROJECT

NMC is obliged to deliver the necessary data in due time, for fulfilling the hardware and software specifications. Time scale for delivery of data not covered by this document, is to be negotiated.

NMC will participate in progress meetings. A schedule for progress meetings is to be negotiated.

                                                                         8 of 34

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2.    OPERATIONAL REQUIREMENTS FOR ECDIS SYSTEM

Note: The following operational requirements, which are not necessarily a part of the IMO Performance Standard for ECDIS, will be used in the evaluation process of the offers. The requirements are graduated in paragraphs indicating if the requirement is highly desirable or desirable, in a not prioritised order.

2.1  GENERAL OPERATIONAL REQUIREMENTS

2.1.1 HIGHLY DESIRABLE

The offered system:

a. Must be a "dual fuel" system, accepting both raster and vector maps (ENC, DNC, ARCS etc.).
b.   Must be able to present different charts types at the same time (seamless).
c. Must be able to present charts in different scale in at least two windows on the display in a different scale.
d.   Must be able to show the charts in full display mode.
e. Must have a drawing facilities so that the operator is able to draw, move and save lines and areas. It shall be possible to use both trackball and keyboard when defining the start and end points. When a position is typed in, it shall be possible to do it in both LAT-LONG and UTM coordinates.
f.   Must be able to change chart scale easily and very fast e.g. within 1 sec.
g.   Must have easy and quick shifting from one chart system to another.
h.   Must be able to show Search And Rescue (SAR) plans.
i. Must have a man overboard (MOB) functions with distance and bearing to event position shown on the charts.
j.   Must be able to accept AML's according to NATO STANAG 4564.
k. Must have the possibility for the user, to define additional layers, with information like symbols for chart corrections, tactical operations or just text.
l. Must be able to present symbols for identified targets (e.g. frigates, fishery ship and merchant ship). Symbolic library will be delivered from NMC (NATO and RDN standard symbol library).
m. Must be able to do a presentation of data from a database with pilot, harbour and lighthouse information.
n. Must be able to do a presentation of oceanographic, meteorological and tide data from a library or an input fee.
o. Must have menus being user-friendly seen from a navigational point of view e.g. no more than tree steps in menu structure (for common used functions not more than one step) and a possibility for user defined "hotkeys" e.g. MOB, Logbook input, chance of chart scale (zoom in/out).
p.   Must have common windows based man-machine interface.
q.   Must be able to choose between two different radar inputs.

2.1.2 DESIRABLE

a.   Must have a Man Over Board (MOB) button (physical input).
b.   Must have a possibility for showing symbols in a "paper chart like" way.

                                                                         9 of 34

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2.2  NAVIGATIONAL REQUIREMENTS

2.2.1 HIGHLY DESIRABLE

The offered system:

a.   Must handle navigational planning the same way as on paper charts.
b.   Must have a route planning function able to:
     b.1 Calculate Estimated Time of Arrival (ETA) continuously from speed over ground.
     b.2  Calculate ETA from chosen speed or leg speed.
     b.3  Calculate speed from chosen Planned Time of Arrival PTA (Planned ETA).
     b.4  Handle planning of different speeds on each leg in the route.
     b.5  Always present distance/ETA to next WP and last WP in the route.
     b.6  Calculate wheel-over spots from the units Rate Of Turn (ROT).
     b.7  Make a route from existing WP's or WP library.
     b.8  Reverse a route.
     b.9  Editing functions on existing route.
     b.10 Check the route with chosen alarm limits (e.g. depths, turning rate).
     b.11 Initiate a route starting from ships own position to first WP.
c. Must be able to independently display all available displayable information on each screen in the system (except dedicated slave displays).
d.   Must calculate sea current on the basis of LOG and GPS information.
e.   Must initiate WP do the basis of:
     e.1  LAT/LON, UTM and GEOREF.
     e.2  Bearing/distance.
     e.3 Cross bearing, manually or from an electro optical system. It must be possible to transfer bearings from the ships bridge pointer to the ECDIS system.
     e.4  Indication of time and LOG.
     e.5  Position calculated from a number of distances.

2.2.2 DESIRABLE

The offered system:

a.   Must log notices (keyboard input) during the voyage.
b.   Must be able to plan great circle voyage.

2.3  ADMINISTRATIVE REQUIREMENTS

2.3.1 HIGHLY DESIRABLE

The offered system

a.   Must have electronic voyage recording with manually logging of incidents.
b. Must have a recording function for time stamped messages. These messages must be output to the VDR if such a system is on board.
c.   Must be able to replay and analyse collected data.

2.4  OTHER REQUIREMENTS

2.4.1 HIGHLY DESIRABLE

The offered system

a.   Must interface to a planning/backup station and at least one slave display.
b.   Must interface to gyro/INS, LOG, echo sounder and GPS.

                                                                        10 of 34

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c.   Must use GPS as the primary positioning system, and go to INS positioning at GPS failure. An alarm must be generated at GPS failure. Must prioritise GPS input in the following order (highest priority first): P(Y) code, DGPS,
0     CA code.
d.   Must have a function for radar overlay on the electronic map.
e.   Must interface to ARPA, NC and VDR.
f. Must interface to Automatic Identification System (AIS) and present AIS objects on the display.
g. Must transmit NMEA 0183 v. 2.20 or 2.30 message $GPWPL and $GPRTE, or other types of messages with route - and waypoint information (for use in ships manoeuvring system).

2.5  EDUCATIONAL REQUIREMENTS

Note: The following requirements are for on board education. Requirements for education systems to the to RDN navigational schools are in chapter 7.

2.5.1 HIGHLY DESIRABLE

The offered system:
a. Must include a Computer Based Training (CBT) program to use far on board user training in English or Danish language.
b.   Must contain an extended on line help function.
c.   Must include detailed User Manuals in English or Danish language. See (S)
     11.1.1 for details.
d. Must exist as an education system or shall be able to interface to existing education system for education in ECDIS on navigational schools.

                                                                        11 of 34

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3.   TECHNICAL REQUIREMENTS FOR THE ECDIS SYSTEM

3.1  SYSTEM BLOCK DIAGRAM

Figure 8.1 shows the navigation system that NMC plan to install on most Navy vessels.

3.2  DETAILED DESCRIPTION, ECDIS AND PLANNING STATION

3.2.1 INTERNATIONAL STANDARDS AND RESOLUTIONS

The offered ECDIS shall be based on an approved ECDIS (referring to (S) 1.2). That is approved/certified to:
a.   IHO S-57   IHO Transfer Standard for Digital Hydrographic Data.
b.   IHO S-52   IHO Specification for Chart Content and Displays of ECDIS.
c.   IMO resolution A.817(19) Performance standard for ECDIS.
d.   IMO resolution MSC.64(67), Annex 5 ECDIS Back-up requirements,
e.   IMO resolution A.823(19) ARPA/radar.
f.   IEC 61174 ECDIS Performance Standard (test and results).
     (version 2 expected to be approved by IMO as per June 2001)
Also commensurate with:
a.   NATO STANAG 4564   WARSHIP ECDIS (WECDIS).

3.2.2 CHART DATA TYPES

The offered ECDIS shall accept the following Chart Data:
a.   S-57       Official electronic charts issued by nations Hydrographic
                Offices.
b.   ARCS       Produced by the UK Hydrographic Office
c.   DNC        Produced National Imaging Mapping Agency (NIMA).

Highly desirable:
a.   CM93       Electronic Charts from C-MAP.

3.2.3 GENERAL DISPLAY FUNCTIONALITY

The ECDIS will be placed on the bridge, and must have two displays connected, with the option of connecting one slave display to each display. The Planning station must have one display connected also with the option of connecting of one slave display. The two displays in the ECDIS must independently of each other display ARPA/radar picture, ECDIS picture or ECDIS picture with radar overlay. Switch from radar picture to ECDIS picture or ECDIS picture with radar overlay must be quick and easy.

3.2.4 GENERAL INTERFACE DESCRIPTION

The ECDIS shall contain the following interfaces:
a.   Planning Station
b.   ARPA/radar
c.   NC
d.   VDR
e.   Echo sounder
f.   MILL GPS
g.   GPS
h.   Speed LOG

                                                                        12 of 34

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i.   INS/Gyro

In the evaluation process the following interfaces are highly desirable and of importance for NMC:

a.   Additional GPS
b.   Wind speed and direction

All above-mentioned interfaces are described in details in chapter 8.

Planning Station will not be connected to a NC and must be able to receive GPS position data directly as backup.

3.2.5 ARPA/RADAR FUNCTION

As it is envisaged at NMC that the ECDIS will substitute existing ARPA displays on the bridges, NMC are concerned about the ARPA/radar function in the evaluation of the bids. The offered ARPA display must be compliant to IMO resolution A.823(19).

Highly desirable:

Radar control:

a. GAIN, STC, FTC, CONTRAST and BRILLIANCE are functions that must be implemented as turn buttons.

Hotkeys:

b    PPI centre the ship - off-centre
c.   VRM
d.   EBL - EBL off centre
e.   Minimum one set of parallel-indexes locked to own ship
f.   Fixed True Motion
g.   True Motion
h.   Relative Motion.
i.   Acquire Target
j.   Update Target
k.   Delete Target
l.   Present Target Data:
l1.  BEARING
l2.  DISTANCE
l3.  CPA
l4.  TCPA
l5.  COURSE
l6.  SPEED
l7.  TRACKNUMBER
m.   Track number editor (5 a1pha-nurnerlc characters)

Desirable:

n.   Present Target Data:
n1.  BCR
n2.  BCT
n3.  TRACK SYMBOL (connecting different symbols from a library to the track)

3.2.6 PLANNING STATION FUNCTIONALITY

Planning Station must work independently from the ECDIS (monitoring station). The station will have two purposes:

                                                                        13 of 34

1)   Planning of voyages.
2)   Backup for the monitoring station.

For 1)

As Planning Station, the station is used for planning and saving routes and waypoints.

When planning is carried out, transfer of voyage data must be transferred to the monitoring station, without interfering with ongoing work on the monitoring station.

For 2)

As Planning Station the station must have the exact same features as the monitoring station apart from functions involving the interfaces mentioned in
(S) 2.2.4.

The Planning Station must however interface to a GPS receiver for position retrieval.

In the large system a full stationary ECDIS (and backup) station must be provided.

Hardware must fulfill MSC.64 (67), Annex 5 as described in (S) 5.2.1.d.

Arrangements on how to comply with section 3.1 in this Annex 5 must be described.

3.2.7 ENC PROGRAM FOR PORTABLE PC (BACKUP)

An ENC program for portable PC for backup purpose, must be part of the bidder's offer. The program must be based on the offered ECDIS and be operated basically in the same way. GPS input to the program is mandatory.

Bidder must specify the portable PC necessary to run the program.

Hardware must fulfil MSC.64 (67), Annex 5 as described in (S) 5.2.1 d. except for monitor size and type where a 15.1" TFT will be acceptable. Arrangements on how to comply with section 3.1 in this Annex 5 must be described.

                                                                        14 of 34

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4.   OPERATIONAL REQUIREMENTS FOR THE VDR SYSTEM

Note: The following operational requirements will be used in the evaluation process of the offers. The requirements are graduated in paragraphs indicating if the requirement is highly desirable or desirable.

4.1  GENERAL OPERATIONAL REQUIREMENTS

4.1.1 HIGHLY DESIRABLE

The offered system

a. Must keep recorded data physical secure preventing unauthorized manipulation.
b.   Must mark data with unambiguous "ships mark".
c. Must include a "chiefs key" to stop (halt) recording, but must under no circumstances delete what is recorded.
d. Must keep recorded navigation and machine manoeuvring data for at least 6 month.
e. Must record actual ECDIS picture (as seen by Officer Of Watch) at least each 10 seconds.
f.   Must record wind speed and wind direction coming from wind measuring unit.
g.   Must record voice communication from a number of systems.

4.2  ADMINSTRATIVE REQUIREMENTS

4.2.1 HIGHLY DESIRABLE

The offered system

a.   Must present data with recorded date and time.
b.   Must present recorded data at on general PC.
c.   Must present recorded data graphical at on PC.
d. Must be able to sort recorded data after user-defined criteria in order to present only necessary recorded data on the screen at read out.
e.   Must be able to print all types of recorded data.

5.   TECHNICAL REQUIREMENTS FOR THE VDR SYSTEM

5.1 NATIONAL AND INTERNATIONAL STANDARDS AND SPECIFICATIONS

The VDR must be compliant to:

..    IMO A.861(20) VDR Performance Standard except (S) 5.1.3 - Final storage unit ("Black Box Function").
..    Danish Maritime Authority Technical Regulation no. 9 dated 4. DEC 1997.

VDR functionality as an integrated part of the ECDIS system will be acceptable when compliant to the references above.

Sensor interfaces are described in details in chapter 8.

                                                                        15 of 34

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6.   OPERATIONAL REQUIREMENTS FOR THE NC SYSTEM

6.1  OPERATIONAL REQUIREMENTS

a. Navigation solution must be best estimates of all useable sensors (INS, Mill. GPS/DGPS etc.) with regard to sensors specified accuracy - in 3 dimensions.
b. The navigation solution output from the NC must be robust without jumps and spikes in case of any type of sensor failure.
c.   Integrity check must be performed on all connected and interfaced sensors.
d. An alarm must be transmitted to operator's display in case of sensor failure or sensor degradation beyond specified limits. The alarm must specify the nature of failure. e. It must he possible to have raw sensor data presented on the operators display.

7.   TECHNICAL REQUIREMENTS FOR THE NC SYSTEM

7.1  NC OVERVIEW

7.1.1 OVERALL OVERVIEW

Figure 7.1 illustrates the NC block diagram. The NC must interface to the available navigation sensors onboard, and output position, velocity and time to a variety of equipment. Following interfaces must be implemented:

a.   INS 1
b.   INS 2
c.   MIL GPS 1
d.   MIL GPS 2/DGPS
e    SPEEDLOG
f.   Ships C3 system (position, speed and time)
g.   NMEA 0183 output
h.   Operators display (sensor status and configuration)

7.2  FUNCTIONAL DESCRIPTION

As integrity becomes an increasingly important aspect in modern warship navigation, integrity functionality is an important feature in the NC. NATO definition of integrity is" The ability of a navigation system to provide timely warnings to determine if and when the system should not be used" (the word "should" indicates a strong advice but not a mandatory action).

As a consequence of this, the NC must have a dual function:

First, the NC must provide best estimate of own-ship navigation data for output data strings (on "NMEA 0183" data lines and C3 output) to clients based on all sensor input, including x, y and z transition ("compensation") of the sensor locations to a vessel reference point.

Second, the NC must be able to detect, isolate and remove failed sensors from the navigation solution. This means a real time adaptive integrity monitoring procedure of the position information form the various sensors. In other words the NC must perform:

..    Fault detection
..    Sensor isolation

                                                                        16 of 34

..    Filter adaptation/reconfiguration

A warning must be send to the ALARM output and PC, that a sensor failure has occurred, and that the navigation solution may be degraded.

There are two classes of failures:

1)   Hard failures
2)   Soft failures

1) Hard failures are the sudden and rapid failures of sensors that are not uncommon, for example when a sensor suddenly provides no data or obviously incorrect data.

2) Soft failures are characterised by slowly degrading sensor performance. For example an INS accelerometer bias that slowly grows out of specification can cause unreliable INS data if allowed to continue.

7.2.1 DESCRIPTION OF FAILUR DETECTION

Mandatory

a.   Tender must outline the method for "best estimate of navigation solution".
b.   Tender must outline the detection method for detection of Hard Failures.
c.   Tender must outline the detection method for detection of Soft Failures.

                                   [GRAPHIC]

                                                                        17 of 34

7.3  INTERFACING SYSTEMS

Interface specification for the various interfaces is outlined in details in chapter 8.

INS 1 and INS 2:

The two INS will be SAGEM Sigma 40, Ring Laser Gyros (RLG).

P(Y)/MIL GPS:

Three different military P(Y) code GPS receivers are in service in RDN:

1)   Sagem GPS 40-6/12.
2)   Rockwell Collins PLGR+96.
3)   Rockwell Collins PLGRII/SOLGR.

DGPS:

Several different DGPS receivers are in service in RDN (e.g. Northstar 931, CSIMBX).

LOG:

An AGI Log will interface to the NC.

C3:

Since the early 80'ties, RDN has used a Command Control and Communication (C3) system produced by TERMA Elektronik A/S.

NMEA 0183

National Marine Electronics Association publish the "NMEA 0183 Standard For Interfacing Marine Electronic Devices". This is the most used interface specification today for small marine equipment. Latest version is version 2.3.

[Illegible]

Operators interface will be a PC with common operating system.

7.4  POWER SUPPLY

See paragraph 8.10

7.5  ENVIRONMENTAL REQUIREMENTS

The NC must be ruggedized, stand-alone and fulfil the environmental specifications given in IEC 60945.

                                                                        18 of 34

8.   EDUCATION SYSTEMS FOR RDN NAVIGATIONAL SCHOOLS

8.1  GENERAL REQUIREMENT FOR EDUCATION SYSTEMS

The education systems must be designed for the certification training of navigators in compliance with IMO's STCW 95 convention.

The educational systems must include or be able to interface with a simulator, which is capable to deliver training, and assessment to a degree necessary to gain the competence as required by the STCW code for:

NAVIGATION AT OPERATIONAL LEVEL (A-11/1):

..    Plan and conduct a passage and determine position.
..    Maintain a safe navigational watch
..    Use of radar and ARPA to maintain safety of navigation.
..    Manoeuvre the ship.

NAVIGATION AT MANAGEMENT LEVEL (A-11/2):

..    Plan a voyage and conduct navigation
..    Determine position and accuracy of resultant position fixing by any means
..    Determine and allow for compass errors
..    Establish watch keeping arrangements and procedures
..    Maintain safe navigation through the use of radar and ARPA and modern navigational systems to assist command and decision-making.
..    Manoeuvre and handle the ship in all conditions.

8.2  SPECIFIC REQUIREMENT FOR EDUCATION SYSTEMS

8.2.1 MANDATORY REQUIREMENT:

The educational systems must include or be able to interface with a simulator that outputs NMEA sentences and as a minimum provide the data listed below:

a.   Must be able to display radar overlay.
b.   Must be able to simulate other traffic.
c. Must be able to simulate deviation from the planned route, caused by wind, current etc.
d.   Must be easy to create training exercises in different exercise areas.
e.   Must include different types/sizes of exercise ships.

8.2.2 HIGHLY DESIRABLE:

a. Ability to record, save and playback games, including tracks with predefined route, speed and size of the echo.
b.   Ability to create a number of predefined routes.
c.   Ability to change echo sizes from a pleasure boat to an ULCC.
d.   Ability to create a route with mouse/ball and keyboard.
e.   Ability for "exercise" to receive a "DISTRESS message indication".
f. A number of different weather conditions that automatically will interfere with the presented Radar picture.
g A possibility for the instructor to filtrate the visual picture and filtrate information on the track information.
h.   Must include a separate radar display.

                                                                        19 of 34

i.   Must have the same man machine interface (MMI) as the operational system.
j.   Must include detailed user manuals in English language.
k.   Must include a user education programme in English language.
1.   Must contain an on-line help function.

8.2.3 DESIRABLE.

a. Must include/or have the possibility to upgrade with a separate visual display.
b.   Must include a conning display.

                                                                        20 of 34

9.   SYSTEM INTERFACE SPECIFICATION

9.1  SYSTEM DIAGRAM

Note: Dotted lines indicate units that are not part of this specification. Dashed lines indicate interfaces that are desirable.

                                    [GRAPHIC]

                                                                        21 of 34

9.2  ECHO SOUNDER OUTPUT

Output from Echo sounder is RS422. NMEA 0183 v. 2.0. Message DPT and DBT.

Note: It is highly desirable that the ECDIS is able to interface to the Kelvin Hughes MS50 echo sounder.

9.3  GPS 1 AND GPS 2 OUTPUT

Output from GPS receivers are RS422 or RS232.

The ECDIS must retrieve the necessary information from the following messages from the GPS receivers:

..    NMEA 0183 v. 2.0. Message GGA, GLL, VTG, ZDA and HDT
..    NMEA 0183 v. 2.2. Message RMC, GGA, GLL, VTG, ZDA and HDT
..    NMEA 0183 v. 2.3. Message RMC, GGA, GLL, VTG, ZDA and HDT

In version 2.2 and 2.3 message GLL can distinguish between a CA code, a PPS code (P(Y)) and a CA/DGPS position, and thereby determine a quality factor:

     CA code position:     100m   CEP95%
     DGPS position:          5m   CEP95%
     P(Y) code position:     5m   CEP95%

9.4  SPEED LOG OUTPUT

Output from speed LOG is RS422.

The ECDIS must support the following messages from the speed LOG:

..    NMEA 0183 v. 2.00. Message VBW and VLW.

It is highly desirable that the ECDIS is able to interface to a special AGILOG NMEA-like message laid out in Annex 2.

9.5  INS 1 AND INS 2 OUTPUT

Output from INS 1 and INS2 are RS 422.
NMEA 0183 v. 2.20., $INXXX, where XXX is message GLL, HDT and VTG.

9.6  AIS TO ECDIS

It is desirable that the ECDIS can interface to AIS equipment compliant with ITU-R M.1371.

9.7  MANOUEVERING SYSTEM TO VDR

The VDR must interface to two RS232 lines, 9600 baud, for recording of 1) alarms and 2) manoeuvring data.

9.8  RADAR TO ECDIS/VDR

The ECDIS must accept input from common radars. It is highly desirable that it is possible to select between two different ARPA/radar inputs. Interface also according to IMO resolution A.823(19).

                                                                        22 of 34

9.9  NC INTERFACE SPECIFICATION

9.9.1 OUTPUT TO INS1 AND INS2

Interface for position update of INS's. NMEA 0183 v. 2.20, $GPXXX, where XXX is GGA, GLL, HDT, VTG.

9.9.2 OUTPUT TO ECDIS

In order not to violate the approval of the ECDIS, potential suppliers of both ECDIS and NC are free to design this interface to the offered ECDIS.

If only bidding on the NC the interface to the ECDIS is preferred to be NMEA 0183 v.2.20, $GPXXX, where XXX is GGA, GLL, HDT, VTG.

9.9.3 OUTPUT OF NAVIGATION SOLUTION TO C3

ANNEX 3 contains the interface specification between the NC and C3 with respect to the navigation solution. The document is based on the present SAGEM GPS 40-6/12 interface to C3.

Note:
NC is to disregard inputs from C3 to NC.

9.9.4 INPUT FROM INS 1 AND INS 2

Input from INS 1 and INS2 are RS 422.

NMEA 0183 v. 2.20., $INXXX, where XXX is message GLL, HDT and VTG.

9.9.5 INPUT FROM MIL GPS/DGPS

The two GPS inputs must be identical and must support:

..    NMEA 0183 v. 2.0. Message GGA, VTG, ZDA, HDT
..    NMEA 0183 v. 2.2. Message RMC, GGA, VTG, ZDA, HDT
..    NMEA 0183 v. 2.3. Message RMC, GGA, VTG, ZDA, HDT

In version 2.2 and forward, message GLL can distinguish between a CA code, a P(Y) code and a CA/DGPS position, and thereby make quality estimation:

     CA code position:     100m   CEP95%
     DGPS position:          5m   CEP95%
     P(Y) code position:     5m   CEP95%

9.9.6 NMEA 0183 OUTPUT

The NMEA output must consist of 8 outputs in parallel. Electrical interface as described in chapter 5. Data Transmission and Data Format Protocol as described in the NMEA 0183-specification version 2.0. The NC must as a minimum output the following messages:

..    $GPGLL version 2.0
..    $GPGGA version 2.0
..    $GPVTG version 2.0
..    $GPZDA version 2.0
..    $GPHDT version 2.0

Note: Navigation data in the $GP-messages must be based on the NC's estimate, and not directly from the GPS.

                                                                        23 of 34

9.9.7 PC (OPERATORS INTERFACE)

A PC software-package must be part of the delivery, for presenting sensor data, and allowing the operator to send commands to the NC.

OUTPUT TO PC:

..    All available (received) raw sensor data
..    Sensor failure alarm and type of alarm
..    Filter parameters (on request)
..    SW version (on request)
..    Replica of INS data to C3
..    Replica of navigation solution to C3
..    Replica of NMEA output(s)

INPUT TO NC:

..    Status-request-commands for the individual sensors and the NC.

An Interface Specification document describing the interface between the NC and PC must be provided, not later than 4 month from sign of contract.

9.10 POWER SUPPLY

ECDIS, VDR and NC must be powered by an adaptive power supply, approximately 95-240V/47-63 Hz with appropriate power backup (UPS) according to the relevant performance standards and with a 24VDC +/-30% power fallback to the ships emergency power system for VDR, NC and the minimum required ECDIS system.

                                                                        24 of 34
l0.  SYSTEM CONSTRUCTION REQUIREMENTS

10.1 CONSTRUCTION REQUIREMENTS FOR THE ECDIS AND PLANNING STATION

10.1.1 FLAT SCREEN DISPLAYS

NMC will prefer a flat screen display solution based on appropriate color flat screen technology.

NMC is aware that the applicable performance standard IEC 61174 currently is undergoing changes to include flat screen solutions and that the revised edition is expected to be approved by June 2001.

10.1.2 ECDIS AND PLANNING STATION IN GENERAL

Radar:

It is highly desirable that it is possible to shift between 2 external radar input on the ECDIS.

PCB:

It is highly desirable that as many as possible of the PCB in the ECDIS, will be COTS products.

Electrical interfaces:

All data interfaces must be either RS232 or RS422. It is highly desirable that type is either hardware-or software configurable.

Language:

Language used on front panels, modules, PCB's etc. must be English.

Marking:

Modules, cards, cables and connectors must be marked in accordance with block diagram drawings for easy identification.

10.2 CONSTRUCTION REQUIREMENTS FOR THE VDR

10.2.1 GENERAL VDR REQUIREMENTS

The offered VDR must as minimum meets the following requirements:

..    Maintenance free.
..    Do not require attention from shipboard personnel once fitted.

10.3 CONSTRUCTION REQUIREMENTS FOR THE NAVIGATION COMPUTER

The NC must be ruggedized, stand-alone and fulfil the environmental specifications given in IEC 60945. However, NMC will prefer a solution where the NC is housed in the ECDIS casing.

Note:

Tender must specify the NC case construction and the PCB products offered. The NC must be wall-mountable with all connectors mounted at the case bottom or side. Mating connectors other than D-sub connectors must also be part of the delivery.

Connectors (chassis):

                                                                        25 of 34

..    Signal/data, sensors:  D-sub 15-pole, male
..    NMEA output:           D-sub 9-pole, female
..    C3 output:             D-sub 25-pole, female
..    Power 115/220V:        IEC 320
..    Power 24V:             VG95234 A 16-11 P (chassis part)
..        ----               VG95234 D 16-11 S (mating part)

During pin configuration for D-sub connectors, care must be taken to eliminate output short circuits, when connectors by mistake are connected to the wrong chassis part. For NMEA output NMC will deliver a pin-number list.

PCB:

As many as possible of the PCB in the NC, must be COTS products.

Electrical interfaces:

All data interfaces must be either RS232 or RS422. Type must be either hardware-or software configurable. Each of the 8 NMEA 0183 outputs (in parallel) must have its own independent RS422/RS232 driver and be electrically isolated from power supply and each other.

Build In Test Equipment:

The NC must have Build In Test Equipment (BITE), able to identify failures to module/PCB level.

Language:

Language used on front panels, modules, PCB's etc. must be English.

Marking:

Modules, cards, cables and connectors must be marked in accordance with block diagram drawings for easy identification.

                                                                        26 of 34

11.  SYSTEM AVAILABILITY AND MAINTAINABILITY

The following counts for all the offered equipment.

11.1 MTBF

ECDIS, Planning Station, and NC Mean Time Between Failure (MTBF) must be stated. The calculation method or standard for the MTBF must be described.

11.2 MAINTENANCE

A list of the exchangeable parts, modules and PCB's must contain:

11.3 REPAIR PRICING AND MANUFACTOR STORED SPARES

Tender must specify the repair pricing policy, that is:

..    % of new price or
..    Actual repair price

Specify spareparts NOT being in normal storage for quick delivery.

11.4 RECOMMENDE TOOLS

List test/repair equipment, and control procedures requirements, for modules/PCB's exchange in workshop and field.

11.5 FUNCTION TEST/TROUBLE SHOOTING

..    Specify function test of the overall system.
..    Specify Build in Test Equipment (BITE) for readout down to module level.
..    Specify Mean Time To Repair (MTTR).
..    If the company can offer a program for Automatic Test Equipment (ATE), please specify.

11.6 PREVENTIVE MAINTENANCE

..    Specify the preventive action, which can diminish failures. E.g. period for cleaning of filters and lubrication.

11.7 EXPECTED MAINTENANCE COSTS

..    An estimate of maintenance costs per system per year must be given.

11.8 MANUFACTORER OBLIGATIONS

..    Non-COTS Spare parts have to be deliverable for 10 years.

                                                                        27 of 34

12. SYSTEM DOCUMENTATION AND TEST PROCEDURES

12.1 DOCUMENTATION STANDARD FOR EACH SYSTEM

MIL-STD type documentation is not required. Commercial standard is acceptable as long as the content fulfils the demands listed below. One set of manuals for each delivered system plus 5 extra sets of manuals for the Navel Documentation Office. The documentation must at least include following:

12.1.1 OPERATORS MANUAL

Including:

..    A short introduction.
..    A general user information.
..    A general technical description in short form.

A more deep explaining of the functions (the commands/controls etc.) and must include at least:

..    Block diagrams.
..    Functional description.
..    Interface description

12.1.2 TECHNICAL MANUAL

Including all technical documentation and functional descriptions. The technical manual must also include:

Standard workshop maintenance instructions, which at least include the items listed below:

..    Visual inspection specifications.
..    Unit test specifications.
..    Sub unit test specifications.
..    System test specifications.
..    Installation test specifications.
..    Interface test specifications with:
     .    Interface signal diagrams.
     .    Interface timing diagrams.
     .    Interface data transfer diagrams.
..    Onboard periodic maintenance instructions (daily, weekly, monthly, etc.).
..    Fault location guidance.
..    Repair instructions.
..    Precautions.
..    Test equipment requirements for workshop level maintenance.
..    Test equipment requirements for onboard level maintenance.
..    Software information for operation and maintenance.

Installation documentation, extra to the above mentioned documentation, and delivered prior to first installation:

..    Mechanical installation drawings.
..    Mechanical installation procedure.
..    Mechanical alignment procedure.
..    Electrical installation drawings in NMC cable wiring forms (example will be provided).
..    Electrical installation procedures.

                                                                        28 of 34

Additional information, like:

..    COTS parts procurement specification.
..    Software description for use of automatic PCB test equipment e.g. FACTRON test systems.

12.2 DOCUMENTATION FORMAT

Preferable a paper copy in A4-ring binders and an electronic copy (CD-ROM) in the following format:

..    Drawings in AutoCAD ver.14 or higher, (file format "DWG") for WINDOWS. NMC will provide the Contractor with a set of current drawing-standards regarding headers, types, etc.
..    Text in MS-WORD for WINDOWS 97(TM) or Acrobat reader (format PDF).

12.3 LANGUAGE

All documentation shall be in English or Danish for the delivered systems.

12.4 CODIFICATION INFORMATION

Lists giving information of all electrical items (units, modules, customized parts) must be provided for the purpose of codification for use by the Navy supply system. In case the equipment and its parts, or some of it, have already been codified only the list with the NATO stock numbers shall be supplied and be part of the technical manual.

12.5 TEST PROCEDURES AND DOCUMENTATION

Following test documents must be produced by the contractor and approved by NMC before test:

..    Factory Acceptance Test (FAT) procedure.
..    Harbour Acceptance Test (HAT) procedure.
..    Sea Acceptance Test (SAT) procedure.

Details of the tests are to be negotiated.

                                                                        29 of 34

13. TECHINAL TRAINING COURSES

Tenders are asked to quote for an optional Training Course for each delivered system type e.g. ECDIS, NC or course packets.

Student's background:

Skilled civilian navigation equipment technicians from the Navy workshops and experienced instructors from the Navy Schools.

Language:

The training course shall be conducted in English or Danish language.

Number of students:

Max 8 to 10.

Duration:

Max l week.

Content:

The training course shall enable the students to maintain the equipment at depot level and become familiar with the operational use.

The quotation shall contain a training course syllabus.

The training course shall be conducted as both a theoretical and practical a course.

Course materiel:

Written training course materiel shall be supplied to the students and is to remain their property.

                                                                        30 of 34

14.  QUALITY ASSURANCE

14.1 ORGANISATION

An organisation chart showing the quality assurance organisation shall be supplied with the quotation.

14.2 QUALITY CERTIFICATION

It shall be stated to which quality level (AQAP number or similar) the company has been certified.

14.3 QUALITY ASSURANCE

A description of how quality throughout the design and production phases is obtained shall be provided.

15.  TECHNICAL ASSISTANCE

Tender must specify price on technical assistance for:

..    Setting to work.
..    Harbour Acceptance Test.
..    Sea Acceptance Test.
..    General technical assistance, on-board/workshop.

16.  PROJECT MANAGEMENT

16.1 ORGANISATION

A project organisation chart (preferably with names) shall be provided.

16.2 CONTINUITY

In order to ensure continuity throughout the project it is a requirement that key personnel from the project organisation is involved as early as possible.

                                                                        31 of 34

17.  ANNEX 1

17.1 DEFINITIONS AND ABBREVIATIONS

AML       Additional Military Layers
AIS       Automatic Identification System
ARPA      Automatic Radar Plotting Aid
BCR       ?
BCT       ?
C3        Command, Control and Communication system
COTS      Commercial Off The Shelf
CPA       Closest Point of Approach
DGPS      Differential GPS
EBL       Electronic Bearing Line
ECDIS     Electronic Chart Display and Information System
ENC       Electronic Navigational Chart
ETA       Estimated Time to Arrival
FTC       Fast Time Constant
GFE       Government Furnished Equipment
GMDSS     Global Maritime Distress and Safety System
GPS       Global Positioning System
HAT       Harbour Acceptance Test
IMO       (the) International Maritime Organization
INS       Inertial Navigation System
LAN       Local Area Network
N.A.      Not Applicable
NMEA      National Marine Electronics Association
NC        Navigation Computer
NMC       Naval Materiel Command Denmark
MIL GPS   Military GPS receiver/P(Y) code receiver
PCB       Printed Circuit Board
PPI       Plan Position Indicator
PTA       Planned Time of Arrival
P(Y)      The crypto coded military GPS code
RDN       Royal Danish Navy
RLG       Ring Laser Gyro
SAT       Sea Acceptance Test
SENC      System Electronic Navigational Chart
STANAG    NATO Standard Agreement
STC       Sensitivity Time Control
TCPA      Time to Closest Point of Approach
WECDIS    Warship Electronic Chart Display and Information System
WP        Waypoint
XTE       Cross Track Error

                                                                        32 of 34

18.  ANNEX-2

18.1 INTERFACE SPECIFICATION BETWEEN AGI SPEED LOG AND ECDIS/VDR/NC

                                                                        33 of 34

                 [LOGO] Aeronautical & General Instruments Ltd.

            Fleets Paint, Willis Way, Poole, Dorset BH15 3SS England

Tel: 00 44 (0)1202 695661                    E-mail: brian.hunt@aggiltd.co.uk
Fax: 00 44 (0)1202 685 674

There will be 2 strings transmitted alternately.

     $VMVBW,speed,0.0,A,,,*hh(CR)(LF)

     $VMVLW,distance,N,,*hh(CR)(LF)

Where:

     speed is      00.00 to 89.99 knots

     distance is   00000.00 to 99999.99 nautical miles

     A is          'A' when log is operating normally
                   and 'V' when the log is in Simulate mode or there is a fault.

     hh is the checksum, an 8 bit exclusive OR of all characters including ',' between but not including the $ and * characters.

                   The hexadecimal value of the most significant and least significant 4 bits of the result are converted to two ASCII characters (0-9, A-F) for transmission. The most significant character is transmitted first.

The decimal points in speed and distance will be transmitted.

The following parameters are used

     Baud rate     4800
     DATA bits     8 (d7=0)
     Parity        None
     Stop bits     One

All transmitted data shall be interpreted as ASII characters.

Repetition/Update rate.

     Both strings shall be transmitted at intervals of 500ms +/-12ms.

AGI 24/9/98

I can confirm that you can ignore either of the Messages should you choose to.

19.  ANNEX-3

19.1 INTERFACE SPECIFICATION BETWEEN NC AND C3

Interface Specification Document for interface between PET C3 system and SAGEM 40-6/12 GPS receiver. PET-D-0407.

                                                                        34 of 34

STANDARD FLEX 300 & INSPECTION SHIP 86
INTERFACE SPECIFICATION DOCUMENT for Interface between
                         PET C3-SYSTEM
                         SAGEM 40-6/12 GPS RECEIVER

PET Contract number: 7X5070 (TERMA)
SAGEM Contract number: 7Y21192
Copy No: 3 of 3
Issue No: 1
Prepared by: PET

This specification is agreed upon when signed by all parties involved. Changing in this agreement must be mutually agreed upon.

Approval for:

* Naval Materiel Command, Denmark


/s/ STEEN SALLING             STEEN SALLING                      931116
--------------------------------------------------------------------------------
Signature                     Name                               Date

* PET


/s/ UFFE KIM POULSEN          UFFE KIM POULSEN                   931111
--------------------------------------------------------------------------------
Signature                     Name                               Date

* SAGEM


/s/ ERIC LOFFLER              ERIC LOFFLER                       Illegible
--------------------------------------------------------------------------------
Signature                     Name                               Date

AMENDMENTS:

Amendment No        Description        Pages        Date       Remarks/Signature
--------------------------------------------------------------------------------

                                 2(6+appendix)                           Rel 1.0

1.   Scope

     This specification defines, together with the appended SAGEM document, the interface between the PET C3 system and the SAGEM 40-6/12 GPS receiver. Power interfaces are not included.

     This specification is to be considered the main document for the C3 system. It describes the electrical connection of the two systems and the interface test. Details of the electrical and functional interfaces between the C3 system and the GPS receiver is found in the appended SAGEM document. In case the two documents contain contradictory clauses or clauses which may be contradictorily interpreted this specification (PET-D-0407) takes precedence.

2.   Electrical Interface

2.1  Interface Cabling

                                   [GRAPHIC]

                                 4(6+appendix)                           Rel 1.0

LIST OF ABBREVIATIONS:

CCITT Comite Consultatif International Telegraphique et Telephonique
C3    Command Control and Communication
GPS   Global Positioning System
HAT   Harbour Acceptance Test
IT    Integration Test
LBTS  Land Base Test Site
SIU   Standard Interface Unit

REFERENCE LIST:

EIA  Standards RS-422A,December 1978
CCITT Recommendations V.24
MIL-STD 461A
MIL-STD-461B

LIST OF CONTENT

AMENDMENTS
LIST OF ABBREVIATIONS
REFERENCE LIST
Section 1. Scope
Section 2. Conductor List
           2.1  Interface Cabling
           2.2  Conductor List
Section 3. Functional Interface
Section 4. Interface Test
           4.1  Test Procedures
           4.2  Test Tools

APPENDIX

           "44-6/12 GPS Receiver. Ship data network interface specification", SAGEM Document NTA 15/97-210, August 1993

                                 3(6+appendix)                           Rel 1.0

1.   Scope

     This specification defines, together with the appended SAGEM document, the interface between the PET C3 system and the SAGEM 40-6/12 GPS receiver. Power interfaces are not included.

     This specification is to be considered the main document for the C3 system. It describes the electrical connection of the two systems and the interface test. Details of the electrical and functional interfaces between the C3 system and the GPS receiver is found in the appended SAGEM document. In case the two documents contain contradictory clauses or clauses which may be contradictorily interpreted this specification (PET-D-0407) takes precedence.

2.   Electrical Interface

2.1  Interface Cabling

                                   [GRAPHIC]

                                4 (6+appendix)                           Rel 1.0

2.2  Conductor List

Cable type SG-Sdo 5x2x0.35      Cable class D4
--------------------------------------------------------------------------------
Notes:                    Digital Link RS422
--------------------------------------------------------------------------------
System: C3                                   System: GPS Receiver
Unit: 450 (SIUI)                             Unit: GPS 40-6/12
Inlet: P351                                  Inlet: J11
Connector: KPSE 6E 14-19 PW DZ               Connector: MIL 38999-13 PINS female

Conductor    Pair    Terminal        Terminal    Function
--------------------------------------------------------------------------------
Red          1       P               1           Data out (from C3) +(B)
Black                R               2           Data out (from C3) -(A)
--------------------------------------------------------------------------------
Blue         2       B               n.c.        Spare
Black                C               n.c.        Spare
--------------------------------------------------------------------------------
White        3       D               3           Data in (to C3) +(B')
Black                E               4           Data in (to C3) -(A')
--------------------------------------------------------------------------------
White        4       H               n.c.        Spare
Black                J               n.c.        Spare
--------------------------------------------------------------------------------
White        5       n.c.            n.c.        Spare
Black                n.c.            n.c.        Spare
--------------------------------------------------------------------------------
Screen               Shell           Shell       Ground in SIU1 and GPS Receiver
--------------------------------------------------------------------------------

   n.c. : not connected

                                5 (6+appendix)                           Rel 1.0

3.   Functional Interface

     The function interface is described in the SAGEM document. Note, however, that the UTC Time provided by the GPS receiver is not used by the C3 system (growth potential).

4.   Interface Test

4.1  Test procedures

     The following tests will be performed to confirm that the C3 system and the 40-6/12 GPS Receiver system do cooperate as expected:

          .    test in a Land Base Test Site (LBTS)
          .    Harbour Acceptance Test (HAT)

     The tests will only be performed for one of the ship classes SF300/IS86.

     Land Base Test Site

     The main purpose of the LBTS is to serve as a facility for the integration test of the C3 system and the subsystem.

     The 40-6/12 will be integrated and tested in the LBTS before it is installed on the ship. NMC will provide the parts of the GPS receiver system which are necessary to perform the test.

     Harbour Acceptance Tests

     The HAT follows the Integration Test and is the final test of the interface with the systems installed on the ship. The actual tests to be performed are described in an agreed HAT Specification. The result is given in HAT Report.

4.2  Test tools

     LBTS comprising parts of C3 equipment.

                                6 (6+appendix)                           Rel 1.0

                                     40-6/12

                                  GPS Receiver

                                Ship data network
                             interface specification

                                    [GRAPHIC]

August 1993                                                        NTA 15/97-210

                                                                    [LOGO] SAGEM

                             3 ELECTRICAL INTERFACE

3.1  Standard references

     The electrical interface for the serial data communication between the SDN and the GPS 40-6/12 will be according to EIA STANDARD RS-422A (Ref [1]).

3.2  Serial data interface

3.2.1 SIGNALS

     The balanced voltage interface of the serial links is shown in the figure
     3.1 below.

                                    [GRAPHIC]

     The electrical characteristics of the generator and the receiver are specified in the RS-422 specification paragraph 4.

     The following subset of the intercharge circuits specified in CCITT Recommendation V.24 is used:

     .    CT103 Transmitted data,
     .    CT104 Received data.

3.2.2 SIGNAL TIMING

     The serial data communication is asynchronous.

     Baud rate               :   4800 Bps

     Number of start bits    :   1

     Number of data bits     :   8

     Number of parity bits   :   1

     Parity                  :   EVEN

     Number of stop bits     :   1

     The according format is :

        ----------------------------------------------------
        0   d0   d1   d2   d3   d4   d5   d6   d7   P   1
     ----------------------------------------------------

AUGUST 1993                                                                  3.1

                                                                    [LOGO] SAGEM

3.3  Electromagnetic interference

     The SDN is designed to meet the electromagnetic interference requirements specified in MIL-STD-461B (class A4). For conducted emission on control and signal leads (not applicable in 461B) MIL-STD-461A CE02 and CE04 will be fulfilled.

     The GPS 40-6/12 receiver is designed to meet MIL-STD-461C/462 class A5 requirements CEO1, CEO3, RE01 and REO2.

     If EMI problems should arise onboard due to different EMI specifications, NMC will take steps to salve the problem.

3.4  Interface cabling

     System               :   GPS User Equipment

     Unit                 :   GPS 40-6/12

     Inlet                :   J11 - SHIP DATA NETWORK

     Connector            :   MIL 38999-13 PINS FEMALE

     Plug connection fist :

     ======================
     Terminal      Function
     ----------------------
         1           RXD +
     ----------------------
         2           RXD -
     ----------------------
         3           TXD +
     ----------------------
         4           TXD -
     ----------------------
         5            GND
     ----------------------
       6-13        RESERVED
     ======================

AUGUST 1993                                                                  3.2

                                                                    [LOGO] SAGEM

                              GPS 40-6/12 RECEIVER
                               SHIP DATA NETWORK
                            INTERFACE SPECIFICATION

AUGUST 1993                                                        NTA 15/97-210

                                                                    [LOGO] SAGEM

                             40 - 6/12 GPS RECEIVER

                                Ship data network
                             interface specification

--------------------------------------------------------------------------------

Contract number:        7Y21192 - THE NAVAL MATERIEL COMMAND, DENMARK

Reference number:       SAGEM 15/354/GPS/024/93

Index:                  none

Issue date:             93-09-15

Prepared by:            SAGEM

This specification is agreed upon when signed by all parties involved. Changing in this agreement must be mutually agreed upon.

Approval for:

NAVAL MATERIEL COMMAND, DENMARK


/s/ STEEN SALLING               STEEN SALLING             16-11-93
--------------------------------------------------------------------------------
Signature                          Name                     Date


SAGEM


/s/ ERIC LOFFLER                ERIC LOFFLER              01/10/93
--------------------------------------------------------------------------------
Signature                          Name                     Date


TERMA Electronik AS


/s/ UFFE KIM POULSEN            UFFE KIM POULSEN          03/03/95
--------------------------------------------------------------------------------
Signature                          Name                     Date

AUGUST 1993                                                                  0.1

                                                                    [LOGO] SAGEM

                                 INDEX OF PAGES

This document includes 16 sheets numbered and dated according to the following table:

-------------------------------------------
     SHEETS #
from         to              ISSUE DATE
-------------------------------------------
TITLE                   AUGUST        1993

 0.1        .0.6        AUGUST        1993

 1.1                    AUGUST        1993

 2.1                    AUGUST        1993

 3.1         3.2        AUGUST        1993

 4.1         4.4        AUGUST        1993

 5.1                    AUGUST        1993

AUGUST 1993                                                                  0.2

                                                                    [LOGO] SAGEM

                           EVOLUTION OF THE DOCUMENT

--------------------------------------------------------------------------------
INDEX                   DATE                     NATURE OF MODIFICATION
--------------------------------------------------------------------------------
None                 AUGUST 1993               First issue of the document
--------------------------------------------------------------------------------

AUGUST 1993                                                                  0.3

                                                                    [LOGO] SAGEM

                                    CONTENTS

REFERENCE LIST

1    SCOPE

2    SYSTEM DESCRIPTION

     2.1  BRIEF OVERALL FUNCTION DESCRIPTION

     2.2  GPS 40-6/12 FUNCTION DESCRIPTION

     2.3  SHIP NAVIGATION COMPUTER FUNCTIONAL DESCRIPTION

     2.4  SDN AND GPS 40-6/12 INTEGRATION DESCRIPTION

3    ELECTRICAL INTERFACE

     3.1  STANDARD REFERENCES

     3.2  SERIAL DATA INTERFACE

          3.2.1 Signals
          3.2.2 Signal timing

     3.3  ELECTROMAGNETIC INTERFERENCE

     3.4  INTERFACE CABLING

4    FUNCTIONAL INTERFACE

     4.1  MESSAGE DESCRIPTION

          4.1.1 Message standard reference
          4.1.2 Order of Transmission
          4.1.3 Serial transmission

     4.2  MESSAGE LIST

          4.2.1 Message sent from GPS 40-6/12 to SNC
          4.2.2 Message sent from SNC to GPS 40-6/12

     4.3  MESSAGE FORMATS

          4.3.1 High level message structure
          4.3.2 Message layout
          4.3.3 Check Sum

     4.4  MESSAGE PROTOCOL

5    INTERFACE TEST

     5.1  TEST PROCEDURE

AUGUST 1993                                                                  0.4

                                                                    [LOGO] SAGEM

                              LIST OF ABREVIATIONS

GPS     Global Positioning System

CCITT   Comite Consultatif International Telegraphique et Telephonique

EIA     Electronic Industries Association

SA      Selective Availability

AS      Anti Spoofing

PPS     Precise Positioning Service

SPS     Standard Positioning Service

DGPS    Differential GPS

SDN     Ship Data Network

SNC     Ship Navigation Computer

AUGUST 1993                                                                  0.5

                                                                    [LOGO] SAGEM

                                 REFERENCE LIST

Ref[0] GPS 40-6/12 receiver Ship Data Network Interface Specification Ref[1] EIA standard RS-422A, December 1978
Ref[2] CCITT recommendations V.24
Ref[3] MIL-STD-461A
Ref[4] MIL-STD-461B
Ref[5] MIL-STD-462

AUGUST 1993                                                                  0.6

                                                                    [LOGO] SAGEM

                                     1 SCOPE

This specification defines the interface between the loca1 Ship Data Network and the SAGEM GPS 40-6/12 receiver. Power interfaces are not included in this specification.

In case the referred documents contain contradictory clauses or clauses which may be contradictorily interpreted the following priority shall be followed by interpretation:

..    This document Ref [0].
..    EIA STANDARDS RS-422A, December 1978, Ref [1].
..    CCITT Recommendations V.24, Ref [2].

If this specification makes definitions which do not agree with the referred documents, in sections where these in other respects are referenced, then it will be explicity mentioned.

AUGUST 1993                                                                  1.1

                                                                    [LOGO] SAGEM

                              2 SYSTEM DESCRIPTION

2.1  Brief overall function description

     The GPS receiver provides when available the best position and velocity estimate using GPS, Log and Attitudes measurements to the Ship Navigation Computer. These data are then distributed to other systems by the SDN system as required.

     The SNC provides position, velocity, attitudes and log informations to the GPS receiver for initializations and navigation purposes.

2.2  GPS 40-6/12 function description

     The GPS 40-6/12 receiver is a military 18 channels P(Y) code receiver with full SA/AS and PPS capabilities. This receiver consists of the following modules:

     .    Reception Antenna Unit

          The main function of the Reception Antenna Unit is to acquire, to filter and to amplify the signals transmitted by GPS satellites.

     .    Receiver Processor Unit

          This unit is the central element of the GPS user equipment. Its function is to provide a navigation solution from GPS and different external sensors (if available). This unit supports the PPS and SPS GPS modes, as well as DGPS navigation computation.

     .    Control and Display Unit

          This unit allows the operator first to control the basic operating modes and to set the Navigation Conditions of the User Equipment, and also to visualize the navigation solution, warning messages or global status of the equipment.

2.3  Ship Navigation Computer Functional description

     The own ship position and velocity data received from the GPS can be presented in different totes on the SNC standard consoles together with corresponding information from other sources. The SNC selects data from sensors in a predefined order of priority or as directed by the operator. The data are used for navigation and manoeuvring of the ship and is also distributed via the local area network to other subsystems.

2.4  SDN and GPS 40-6/12 integration description

     The information between the SDN and the GPS 40-6/12 is exchanged via a RS-422 full duplex serial data link.

AUGUST 1993                                                                  2.1

                                                                    [LOGO] SAGEM

                             4 FUNCTIONAL INTERFACE

4.1  Message description

4.1.1 MESSAGE STANDARD REFERENCE

     Not applicable.

4.1.2 ORDER OF TRANSMISSION

     The most significant byte within each data element shall be transmitted first. In events where a data element requires more than one byte, the most significant byte shall be followed by less significant byte(s) in ascending numerical order.

4.1.3 SERIAL TRANSMISSION

     For the serial transmission the least significant bit of each byte shall be transmitted first.

4.2  Message list

4.2.1 MESSAGE SENT FROM GPS 40-6/12 TO SDN

                                                                OUTPUT   UPDATE
     Status, Time, Position, Velocity                           1 Hz     1 Hz

4.2.2 MESSAGE SENT FROM SDN TO GPS 40-6/12

                                                                OUTPUT   UPDATE
     Position, Velocity, Heading Pitch Roll, H/P/R Rates, Log   1 Hz     1 Hz

4.3  Message formats

4.3.1 HIGH LEVEL MESSAGE STRUCTURE

     A common message format is adapted for input and output.

     Each message start with an identification of four bytes : 7F,FF,FF,7F.

     The next byte gives the length of the information field.

     Each message is ended by a check sum field of one byte. This information is used to decide if the message has been received without transmission errors.

          ------------------------------------------------------------
          MESSAGE ID      LENGTH      INFORMATION FIELD      CHECK SUM
          ------------------------------------------------------------

                                  message structure

AUGUST 1993                                                                  4.1

                                                                    [LOGO] SAGEM

     Where :

     MESSAGE ID          :   A code, 4 bytes, containing the identification
                             7F,FF,FF,7F.

     LENGTH              :   The information field number of bytes (check sum
                             excluded) refer to message layout in 4.3.2.

     INFORMATION FIELD   :   Refer to message layout 4.3.2.

     CHECK SUM           :   Refer to section 4.3.3.

4.3.2 MESSAGE LAYOUT

     Below is listed in the order of occurrence all the messages items. For each data is specified the item number, a brief description of the content, the number of bytes, maximum value and unit associated, and LSB value. Data are to be interpreted as two's complement when no other comment is given explicitly. LSB is the bit number 0.

4.3.2.1   Message sent from GPS 40-6/12 to SNC

          The length of this information field is 31 bytes.

-------------------------------------------------------------------------------
ITEM             DATA              LENGTH    RANGE     UNIT          LSB
-------------------------------------------------------------------------------
  1    GPS UE Status (1)              1     FF hex     n.a.          n.a.
-------------------------------------------------------------------------------
  2    UTC time (ASCII coding as
       YYYYMMDDhhmmss) (2)           14       n.a.     n.a.          n.a.
-------------------------------------------------------------------------------
  3    Latitude (3)                   3     +/- PIE   radian   PIE X 2/-23/ rad
-------------------------------------------------------------------------------
  4    Longitude (3)                  2     +/- PIE   radian   PIE X 2/-23/ rad
-------------------------------------------------------------------------------
  5    CEP (95%)                      2     +32767    meter       1 meter
-------------------------------------------------------------------------------
  6    North velocity                 2     +/-128     m/s       2/-8/ m/s
-------------------------------------------------------------------------------
  7    East velocity                  2     +/-128     m/s       2/-8/ m/s
-------------------------------------------------------------------------------
  8    Sea current North              2     +/-128     m/s       2/-8/ m/s
-------------------------------------------------------------------------------
  9    Sea current East               2     +/-128     m/s       2/-8/ m/s
-------------------------------------------------------------------------------

     (1)  GPS UE Status:

          7        6         5        4        3        2       1        0
        -------------------------------------------------------------------
        n.u.      n.u.      LAC      NAV      ERR      SC      SPD      POS
        -------------------------------------------------------------------

           POS:  0=Position/CEP not available,     1=Position/CEP available
           SPD:  0=Velocity not available,         1=Velocity available
           SC :  0=Sea Current not available,      1=Sea Current available
           ERR:  0=GPS OK,                         1=GPS internal faillure
           NAV:  0=GPS Navigation,                 1=Dead Reckoning
           LAC:  0=Level arm not corrected         1=Level arm corrected

     (2)  UTC Time:

          The UTC time format is an ASCII string YYYYMMDDHHMMSS (e.g. 19930428173551). This time is synchronized to the GPS position and velocity measurements.

AUGUST 1993                                                                  4.2

                                                                    [LOGO] SAGEM

     (3)  Latitude/Longitude

          The latitude and longitude data are in WGS-72. The position is corrected to the ship's reference point if attitude parameters are available. If not, the antenna position will be provided.

4.3.2.2   Message sent from SNC to GPS 40-6/12

          The length of this information field is 29 bytes.

--------------------------------------------------------------------------------
ITEM             DATA             LENGTH    RANGE     UNIT           LSB
--------------------------------------------------------------------------------
  1    SNC Data Status (1)           1     FF hex     n.a.           n.a.
--------------------------------------------------------------------------------
  2    Latitude (2)                  3     +/- PIE   radian    PIE X 2/-23/ rad
--------------------------------------------------------------------------------
  3    Longitude (2)                 3     +/- PIE   radian    PIE X 2/-23/ rad
--------------------------------------------------------------------------------
  4    CEP (95%)                     2     +32767    meter        1 meter
--------------------------------------------------------------------------------
  5    North velocity                2     +/-128     m/s        2/-8/ m/s
--------------------------------------------------------------------------------
  6    East velocity                 2     +/-128     m/s        2/-8/ m/s
--------------------------------------------------------------------------------
  7    Heading                       2     +/- PIE   radian    PIE X 2/-15/ rad
--------------------------------------------------------------------------------
  8    Roll                          2     +/- PIE   radian    PIE X 2/-15/ rad
--------------------------------------------------------------------------------
  9    Pitch                         2     +/- PIE   radian    PIE X 2/-15/ rad
--------------------------------------------------------------------------------
 10    Heading rate                  2     +/- PIE    rad/s   PIE X 2/-15/ rad/s
--------------------------------------------------------------------------------
 11    Roll rate                     2     +/- PIE    rad/s   PIE X 2/-15/ rad/s
--------------------------------------------------------------------------------
 12    Pitch rate                    2     +/- PIE    rad/s   PIE X 2/-15/ rad/s
--------------------------------------------------------------------------------
 13    Log North velocity            2     +/- 128    m/s        2/-8/ m/s
--------------------------------------------------------------------------------
 14    Log East velocity             2     +/- 128    m/s        2/-8/ m/s
--------------------------------------------------------------------------------

     (1)  C3 Data Status:

          7        6         5        4        3        2       1        0
        -------------------------------------------------------------------
        n.u.      n.u.     n.u.      LOG      R/P      HDG     SPD      POS
        -------------------------------------------------------------------

           POS:  0=Position/CEP not available,       1=Available
           SPD:  0=Velocity not available,           1=Available
           HDG:  0=HDG and HDG rate not available,   1=Available
           R/P:  0=R/P and R/P rate not available,   1=Available
           LOG:  0=Log not available                 1=Available

     (2)  Latitude/Longitude:

          The latitude and longitude data are in WGS-72. The given position is relative to the ship's reference point.

AUGUST 1993                                                                  4.3

                                                                    [LOGO] SAGEM

4.3.3 CHECK SUM

     The check sum is a byte by byte addition of all bytes of the information field (length is not included in the check sum) modulo 256.

4.4  Message Protocol

     No protocol is applicable.

     The input and output rate are 1 Hz.

     None of the messages requires an explicit message as answer.

AUGUST 1993                                                                  4.4

                                                                    [LOGO] SAGEM

                                5 INTERFACE TEST

5.1  Test procedure

     The tests to be performed to confirm that the interface of GPS User Equipment with the SDN is in accordance with this specification will be described in the Factory Acceptance Test Procedure FATP. This document will be submitted to the NMC approbation.

AUGUST 1993                                                                  5.1

   6, avenue d'lena, 75783 PARIS Cedex 16, FRANCE, S.A. au Capital de FRF, 181
                       280 000, R.C.S. PARIS B 562 082 909

                                  [LOGO] SAGEM

                                                                   APPENDIX 3 to
                                                              Contract No. X0132

                        NATO CODIFICATION CONTRACT CLAUSE

The CONTRACTOR will furnish to the Agency designated by the National Codification Authority of the producing country, engineering drawings, specifications and related documentation conveying item identification data, and also draft item identifications if required, as specified by the producing country, for those items designated by the contracting authority to support the equipment covered by the Contract, and for which new item identifications must be prepared.

For items procured by the CONTRACTOR from a sub-contractor or vendor, the CONTRACTOR will furnish the name of the actual manufacturer(s) and his/their drawings or part numbers and applicable technical data, plus draft item identifications if required.

All technical data and related draft item identifications required will be submitted at the earliest practicable date but in all instances not later than at the times specified by the Contract.

For the life of the Contract, the CONTRACTOR will provide updating information regarding all modifications or design changes made to the equipment or spare parts.

When draft item identifications are to be furnished, these will be provided in accordance with the guide for the preparation of item identifications furnished by the NCB or by the designated agency of the producing country.

The CONTRACTOR will contact the National Codification Authority in the producing country without delay for any further particulars.

The CONTRACTOR agrees that Naval Materiel Command, Denmark shall have the right, free of charge, to duplicate and to use for codification purposes any part of reports, drawings, blueprints, data and technical information specified to be delivered under this Contract.

The CONTRACTOR agrees to insert the provisions of this Clause in his sub-contracts.

--------------------------------------------------------------------------------
NAVAL MATERIAL COMMAND
CONTRACT DEPARTMENT


                                                            /s/ Illegible
                                                            --------------------

                                                                   APPENDIX 4 to
                                                              Contract No. X0132

                           NMC SECURITY ASPECTS LETTER

The CONTRACTOR and any sub-contractor(s) are required to comply with NATO Security Regulations as implemented by the National Security Authority of the country in which the work is performed.

1.   The CONTRACTOR shall:

1.1 Safeguard all classified information and material in accordance with the requirements established by the National Security Authority of the country in which the work is performed.

1.2 Appoint an officer to be responsible for supervising and directing security measures in relation to this Contract or sub-contract.

1.3 Submit personal particulars for the persons participating in the project in due time to this National Security Authority with the purpose of obtaining security clearances at the required level.

1.4 Maintain, preferably through the officer responsible for security measures, a continuing relationship with the National Security Authority in order to ensure that all NATO classified information involved in the Contract and sub-contracts is properly safeguarded.

1.5 Obtain NMC permission before copying any classified material (including documents) entrusted to him by NMC.

1.6 Supply his National Security Authority, when so requested with necessary information on the persons who will be required to have access to NATO classified information concerning this Contract.

1.7 Maintain a record of his employees taking part in the project and having been cleared for access to NATO classified information. This record must show the period of validity and the level of the clearance.

1.8 Deny access to NATO classified information to any persons other than those authorized.

1.9 Limit the dissemination of NATO classified information to the smallest number of persons needed for a proper performance of this Contract or sub-contract.

1.10 Comply with any request from NMC or its National Security Authority that persons to be entrusted with NATO classified information sign a statement undertaking to safeguard that information and signifying their understanding of their obligations under national legislation on the safeguarding of classified informa-

--------------------------------------------------------------------------------
NAVAL MATERIAL COMMAND
CONTRACT DEPARTMENT


                                                            /s/ Illegible
                                                            --------------------
     tion, and that they recognize that they may have comparable obligations under the laws of the other NATO countries in which they may have access to classified information.

1.11 Report to the Danish Defence Intelligence Service, Industry Section, NMC Security Officer and to his National Security Authority and breaches or suspected breaches or security, suspected sabotage or subversive activity, any breach giving rise to doubts as to trustworthiness or managerial staff of the facility or any changes that affect the security arrangements and security status of the facility, and any other information which may be required by his National Security Authority, such as reports on holdings of NATO classified information or material.

1.12 Obtain the approval of NMC before beginning negotiations with a view to subtracting any part of the work which would involve the sub-contractor having possible access to NATO classified information, and make certain that the sub contractor is subject to appropriate security obligations which in no case may be less stringent than those provided for in this Contract.

1.13 Undertake not to utilize, other than for the specific purpose of this Contract, and sub-contracts, without the written permission of NMC, any NATO classified information referred to above, as well as that developed in connection with this Contract and sub-contract unless such information has been destroyed, or its retention has been duly authorized by the CONTRACTOR or the sub-contracting officer. Such NATO classified information shall be returned at such time as the CONTRACTOR's officer may direct.

1.14 Comply with any procedure established with respect to the dissemination of NATO classified information in connection with this Contract or sub-contract.

2.   Clearance and Clearance Level.

     Any person taking part in the performance of classified work must possess the appropriate NATO security clearance issued by his National Security Authority. The level of this clearance must be at least equal to the security category of the material, the related information or specifications. No change in level of classification of documentation or material shall be carried out by CONTRACTOR unless written authorization is obtained from NMC.

3.   Transfer of Classified Information.

     Unless specifically authorized to do so by NMC, the CONTRACTOR shall not pass on any NATO classified information to any third party to whom a request to supply goods or services has been submitted.

     The carriage/return of NATO classified material from private firms to NMC is to take place on the CONTRACTOR's initiative through their National Security Authorities.

--------------------------------------------------------------------------------
NAVAL MATERIAL COMMAND
CONTRACT DEPARTMENT


                                                            /s/ Illegible
                                                            --------------------

4.   If Security Is Not Established.

     Failure to implement the provisions of this letter and the security regulations established by the National Security Authority of the country, where the contractual work is being performed, may result in termination of this Contract without reimbursement, and the CONTRACTOR cannot raise any claim against NMC or the national government of the said country in case of such termination.

5.   Security Check List.

     The attached NMC Security Requirements Check List (SRCL) encl.       to
                                                                    -----
     appendix      , indicates the level of classification of the data and
              -----
     material (equipment, information, technical manuals, specifications) which may be handled in the performance of work under this Contract and which must be safeguarded in accordance with the provisions of this letter.

--------------------------------------------------------------------------------
NAVAL MATERIAL COMMAND
CONTRACT DEPARTMENT


                                                            /s/ Illegible
                                                            --------------------

                                                                   APPENDIX 5 to
                                                              Contract No. X0132

                         CONTRACT PRICE ADJUSTMENT TERMS

1. Should any change occur in the cost of the relevant materials and/or labour during the period of performance of the contract, the Basic Contract Prices shall be subject to adjustment on the basis of the following formula and terms:

                Po        M1     L1
               ---        --     --
1.1  P1   =    100 (a + b Mo + c Lo)

     where:

     P1   =    Adjusted Contract Price (the price (or rate) to be paid as of the date of calculation)

     Po   =    Basic Contract Price (the price (or rate) stated in the contract for the goods or services)

     M1   =    Mean value of all indices as specified in (S) 1.2.a below for materials for the period between the date of signing the Contract up to 1 month(s) before actual delivery

     Mo   =    Price index for the same materials as mentioned under M1 at the date of signing the Contract equal to July 2001.

     L1   =    Mean value of all the indices as specified in (S) 1.2.b below for labour for the period between the date of signing the Contract up to 1 month(s) before actual delivery.

     Lo   =    Labour index as mentioned under L1 at the date of signing the
               Contract equal to July 2001.

     a, b and c represent the contractually agreed percentages and of the individual elements of the Basic Contract Price and shall in total be equal to 100 per cent.

     a    =    Percentage of fixed proportion

     b    =    Percentage of proportion of materials

     c    =    Percentage of proportion of labour
               (including social charges).

1.2 For the purpose of determining the value of materials and labour, the parties agree to use the following documents as sources of reference:

--------------------------------------------------------------------------------
NAVAL MATERIAL COMMAND
CONTRACT DEPARTMENT


                                                            /s/ Illegible
                                                            --------------------

     a.   Materials

          Publication: Statistic Canada for the "Consumer Price Index" for "All Items" for "Canada" based upon the "1996 Classification", "monthly indices", "Canada and provinces" (with 1992 = 100) and which, for June 2000, was reported to be "113,7".

     b.   Labour

          Publication: Statistic Canada for the "Consumer Price Index" for "All Items" for "Canada" based upon the "1996 Classification", "monthly indices", "Canada and provinces" (with 1992 = 100) and which, for June 2000, was reported to be "113,7".

2. The SUPPLIER shall every month/quarter provide Naval Material Command (NMC) with the above mentioned indices as soon as they have been published.

3. In case of delay in delivery the adjusted price shall not be higher than the price calculated at the date of the contractual delivery.

4. Price adjustment shall be calculated by the CONTRACTOR as soon as possible after delivery has taken place and after the latest relevant index has been published.

5. Invoices covering price adjustment will be paid within 30 days after receipt and approval by NMC.

6. In case of delay of delivery due to Force Majeure, the period for price adjustment will only be extended for that part of the equipment being so delayed. for the purpose of NMC granting an extension of the time of delivery due to Force Majeure, the CONTRACTOR shall present an updated production and purchase plan to NMC. The price adjustment shall then be calculated for each Basic Contract Price as follows:

     a. That part of the equipment being produced before the delay shall be adjusted as if the contractual time of delivery was achieved.

     b. That part of the remaining proportion of equipment not affected by the delay shall be adjusted as if the contractual time of delivery was achieved.

     c. That part of the remaining proportion of equipment being affected by the delay shall be adjusted for a period corresponding to the extension of the time of delivery granted by NMC due to Force Majeure.

     d. The total part of the remaining proportion of labour shall be adjusted as in c above.

--------------------------------------------------------------------------------
NAVAL MATERIAL COMMAND
CONTRACT DEPARTMENT


                                                            /s/ Illegible
                                                            --------------------

                                                                   APPENDIX 6 to
                                                             Contract No. X 0132

Advance Payment Guarantee No.
                              ----------

In accordance with the terms of Contract No.          dated            between
                                             --------       ----------
NAVAL MATERIEL COMMAND, DANNESKIOLD-SAMSOES ALLE 1, Holmen, 1434 Copenhagen K, Denmark, as buyer, and as CONTRACTOR for the delivery of
                                  ----------------------------------------------
NAVAL MATERIEL COMMAND, DENMARK (NMC) will pay an advance payment of:

     ---------------------------------------------------------------------------

(in words                                                                      )
          ---------------------------------------------------------------------
representing    % of the Total Contract Price.
             ---
We
   -----------------------------------------------------------------------------
hereby undertake to repay NMC the above-mentioned amount on NMC first demand in writing.

The amount repaid, however, shall never be less than the amount in Danish Kroner paid by NMC to cover the above advance payment in
                                                  ------------------------------

This guarantee shall also be subject to an interest calculated at the rate of 5% above, Denmarks National Bank's rate of discount, in case of delay in delivery or termination in accordance with the provisions of the above-mentioned contract.

This guarantee will be reduced pro rata concurrently with CONTRACTOR's effectuation of contractual deliveries. Reduction of the guaranteed amount, however, shall not take place before written notice of such reduction has been served by NMC.

NMC shall be entitled to grant the CONTRACTOR a respite with regard to the time of delivery and to otherwise change the provisions of the Contract without this having any effect on the extent and the validity of the guarantee.

This guarantee shall remain valid until reduced to nil or otherwise released by NMC in writing.

After the expiration of the guarantee this document shall be returned to

------------------------------------------

--------------------------------------------------------------------------------
NAVAL MATERIAL COMMAND
CONTRACT DEPARTMENT


                                                            /s/ Illegible
                                                            --------------------

This guarantee shall be governed and construed in accordance with the laws of Denmark, and shall be subject to the exclusive jurisdiction of the Danish courts.

To the extent necessary and in conformity with general principles of monetary law, it is to be emphasized that debts for money due, denominated and/or payable hereunder in a currency of a Member State of the European Union (National Currency Unit) shall automatically be deemed to be nominated and/or payable in the single European currency at such time as the National Currency Unit ceases to be legal tender or, more generally, is replaced by the single European currency pursuant to the applicable European Union and/or national laws.

The rate and the conditions for the conversion of the National Currency Unit shall be those resulting from the applicable provisions of Article 109.L of the Auropean Treaty.

--------------------------------------------------------------------------------
NAVAL MATERIAL COMMAND
CONTRACT DEPARTMENT


                                                            /s/ Illegible
                                                            --------------------

Naval Materiel Command Denmark                                      Overseas CAN
Danneskiold-Samsoes Alle 1
Overseas CAN Holmen, DK 1434 Copenhagen K

                                                                      Appendix 8
                                                           to Contract No. X0132

Shipping instructions
to Naval Materiel Command Denmark (NMC) Contract No.: X0132.1

Consignor: offshore systems ltd.
Contact person:
Phone/Fax/E-mail: +1 604 904 4600 / +1 604 987 2555 / osl@osl.com

The goods procured under this Purchase Order are to be delivered by:
-------------                      ---------                  ------------------
Surface   [X]                      Air   [ ]                  Consolidated   [ ]
-------------                      ---------                  ------------------

Special Instructions:
---------------------               --------------------------------------------
Dangerous Goods   [ ]               Classified delivery (to be marked CSS)   [ ]
---------------------               --------------------------------------------

using NMC Transport Agent:
------------------------------------------------------------------
FCI FISKER CARGO INC.                Telephone:   514 636-1122
715 Stuart Graham Blvd., Suite 101   Telefax:     514 636-5025
Dorval, Quebec H4Y 1E7
Canada

Contact: Ms Ginette Belanger         E-mail:      ginetteb@fci.ca
------------------------------------------------------------------

Booking:

..    NMC Transport Agent is to be contacted in due time prior to dispatch in order to arrange for shipment.
..    Each package is to be marked with NMC Contract No. X0132
..    Proof of delivery (Transport Documents etc.) must accompany the original invoice.
..    Any extra costs deriving as consequence of Seller's deviation from this shipping instruction will be deducted from the amount invoiced by Seller.

Parcel Past:

If the contents of this order can be forwarded by mail without using said forwarding agent, it is SELLER's responsibility that the goods are forwarded directly to the delivery address:

          [X]                        [X]                       [ ]
VAT No.: DK 16 08 80 72    VAT No.: DK 32 24 17 51   VAT No.: DK 32 24 17 51
Naval Base Frederikshavn   Naval Base Korsoer        Naval Base Korsoer
Materieldepot Bangsbo      Forsyningsdepot Noret     Varemodtagelsen
Varemodtagelsen            Varemodtagelsen           Cryptodistributioncentre
Vrangbaekvej 109           Norvangen 23              Norvangen 23
DK-9900 Frederikshavn      DK-4220 Korsoer           DK-4220 Korsoer
Denmark                    Denmark                   Denmark

NMC point of contact: See attached Purchase Order.